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                                CREDIT AGREEMENT


                                     among


                          THREE RIVERS HOLDING CORP.,

                        THREE RIVERS ACQUISITION CORP.,

                           SMT HEALTH SERVICES INC.,

                         VARIOUS LENDING INSTITUTIONS,


                                      and


                             BANKERS TRUST COMPANY,
                                    AS AGENT


                        ________________________________

                           Dated as of August 5, 1997
                        ________________________________


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                               TABLE OF CONTENTS
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                                                                     Page
                                                                     ----


SECTION 1.  Amount and Terms of Credit.............................    1
     1.01  Commitments.............................................    1
     1.02  Minimum Borrowing Amounts, etc..........................    5
     1.03  Notice of Borrowing.....................................    6
     1.04  Disbursement of Funds...................................    7
     1.05  Notes...................................................    8
     1.06  Conversions.............................................    9
     1.07  Pro Rata Borrowings.....................................    9
     1.08  Interest................................................   10
     1.09  Interest Periods........................................   11
     1.10  Increased Costs; Illegality; etc........................   12
     1.11  Compensation............................................   15
     1.12  Change of Lending Office................................   15
     1.13  Replacement of Banks....................................   16

SECTION 2.  Letters of Credit......................................   17
     2.01  Letters of Credit.......................................   17
     2.02  Letter of Credit Requests...............................   19
     2.03  Letter of Credit Participations.........................   20
     2.04  Agreement to Repay Letter of Credit Drawings............   22
     2.05  Increased Costs.........................................   23

SECTION 3.  Fees; Commitments......................................   24
     3.01  Fees....................................................   24
     3.02  Voluntary Termination or Reduction of Total Unutilized
           Revolving Loan Commitment...............................   26
     3.03  Mandatory Reduction of Commitments......................   27

SECTION 4.  Payments...............................................   28
     4.01  Voluntary Prepayments...................................   28
     4.02  Mandatory Repayments and Commitment Reductions..........   29
     4.03  Method and Place of Payment.............................   36
     4.04  Net Payments............................................   36

SECTION 5A. Conditions Precedent to Initial Credit Events..........   39
     5A.01 Execution of Agreement; Notes...........................   39


                                      (i)

                                                                     Page
                                                                     ----

     5A.02 Officer's Certificate...................................   39
     5A.03 Opinions of Counsel.....................................   39
     5A.04 Corporate Documents; Proceedings........................   40
     5A.05 Adverse Change, etc.....................................   40
     5A.06 Litigation..............................................   41
     5A.07 Approvals...............................................   41
     5A.08 Capitalization..........................................   41
     5A.09 Tender Offer; etc.......................................   42
     5A.10 Initial Refinancing.....................................   43
     5A.11 Security Documents; etc.................................   44
     5A.12 Subsidiaries Guaranty...................................   45
     5A.13 Employee Benefit Plans; Shareholders' Agreements;
            Management Agreements; Employment Agreements;
            Collective Bargaining Agreements; Existing
            Indebtedness Agreements; Material Contracts;
            Tax Allocation Agreements..............................   45
     5A.14 Consent Letter..........................................   47
     5A.15 Solvency Certificate; Insurance Certificates............   47
     5A.16 Financial Statements; Pro Forma Balance Sheet;
             Projections...........................................   47
     5A.17 Regulations U and G.....................................   48
     5A.18 Payment of Fees.........................................   48

SECTION 5B. Conditions Precedent to Revolving Loans on each
             Interim Refinancing Date..............................   48
     5B.01 Interim Refinancings....................................   48

SECTION 5C. Conditions Precedent to Credit Events on
             and after the Merger Date.............................   49
     5C.01 Execution of Notes......................................   49
     5C.02 Officer's Certificate...................................   49
     5C.03 Corporate Documents; Proceedings........................   49
     5C.04 Approvals...............................................   50
     5C.05 Merger Documents........................................   50
     5C.06 Merger Date Refinancing.................................   50
     5C.07 Payment of Fees.........................................   51

SECTION 6.  Conditions Precedent to All Credit Events..............   51
     6.01  No Default; Representations and Warranties..............   51
     6.02  Notice of Borrowing; Letter of Credit Request...........   51
     6.03  Merger Conditions.......................................   51


                                     (ii)

                                                                     Page
                                                                     ----
 SECTION 7.  Representations and Warranties 52
     7.01  Corporate Status........................................   52
     7.02  Corporate Power and Authority...........................   52
     7.03  No Violation............................................   53
     7.04  Litigation..............................................   53
     7.05  Use of Proceeds; Margin Regulations.....................   53
     7.06  Governmental Approvals..................................   54
     7.07  Investment Company Act..................................   55
     7.08  Public Utility Holding Company Act......................   55
     7.09  True and Complete Disclosure............................   55
     7.10  Financial Condition; Financial Statements...............   55
     7.11  Security Interests......................................   57
     7.12  Compliance with ERISA...................................   57
     7.13  Capitalization..........................................   58
     7.14  Subsidiaries............................................   59
     7.15  Intellectual Property, etc..............................   60
     7.16  Compliance with Statutes, etc...........................   60
     7.17  Environmental Matters...................................   60
     7.18  Properties..............................................   61
     7.19  Labor Relations.........................................   61
     7.20  Tax Returns and Payments................................   61
     7.21  Existing Indebtedness...................................   62
     7.22  Insurance...............................................   62
     7.23  Representations and Warranties in Other Documents.......   62
     7.24  Offer to Purchase.......................................   62
     7.25  Tender Offer............................................   62
     7.26  Merger..................................................   63
     7.27  Special Purpose Corporations............................   63

SECTION 8.  Affirmative Covenants..................................   64
     8.01  Information Covenants...................................   64
     8.02  Books, Records and Inspections..........................   68
     8.03  Insurance...............................................   68
     8.04  Payment of Taxes........................................   69
     8.05  Corporate Franchises....................................   69
     8.06  Compliance with Statutes; etc...........................   70
     8.07  Compliance with Environmental Laws......................   70
     8.08  ERISA...................................................   71
     8.09  Good Repair.............................................   72
     8.10  End of Fiscal Years; Fiscal Quarters....................   72
     8.11  Additional Security; Further Assurances.................   72

                                    (iii)



                                                                     Page
                                                                     ----
     8.12  Foreign Subsidiaries Security...........................   73
     8.13  Ownership of Subsidiaries...............................   74
     8.14  Permitted Acquisitions..................................   74
     8.15  Maintenance of Corporate Separateness...................   76
     8.16  Performance of Obligations..............................   76
     8.17  Use of Proceeds.........................................   76
     8.18  Interest Rate Protection................................   76
     8.19  Contributions; Payments; etc............................   77
     8.20  Consummation of the Merger..............................   77
     8.21  Margin Stock............................................   77

SECTION 9.  Negative Covenants.....................................   78
     9.01  Changes in Business.....................................   78
     9.02  Consolidation; Merger; Sale or Purchase
            of Assets; etc.........................................   78
     9.04  Indebtedness............................................   84
     9.05  Advances; Investments; Loans............................   86
     9.06  Dividends; etc..........................................   88
     9.07  Transactions with Affiliates............................   90
     9.08  Consolidated Fixed Charge Coverage Ratio................   90
     9.09  Minimum Consolidated EBITDA.............................   91
     9.10  Consolidated Interest Coverage Ratio....................   92
     9.11  Adjusted Leverage Ratio.................................   93
     9.12  Limitation on Voluntary Payments and Modifications
            of Indebtedness; Modifications of Certificate
            of Incorporation, By-Laws and Certain Other
            Agreements; Issuances of Capital Stock; etc............   94
     9.13  Limitation on Issuance of Capital Stock.................   95
     9.14  Limitation on Certain Restrictions on Subsidiaries......   96
     9.15  Limitation on the Creation of Subsidiaries
            and Joint Ventures.....................................   97

SECTION 10.  Events of Default.....................................   97
     10.01  Payments...............................................   97
     10.02  Representations, etc...................................   98
     10.03  Covenants..............................................   98
     10.04  Default Under Other Agreements.........................   98
     10.05  Bankruptcy, etc........................................   98
     10.06  ERISA..................................................   99
     10.07  Security Documents.....................................   99
     10.08  Guaranties.............................................  100


                                     (iv)

                                                                     Page
                                                                     ----

     10.09  Judgments..............................................  100
     10.10  Ownership..............................................  100

SECTION 11.  Definitions...........................................  101

SECTION 12.  The Agent.............................................  141
     12.01  Appointment............................................  141
     12.02  Delegation of Duties...................................  141
     12.03  Exculpatory Provisions.................................  141
     12.04  Reliance by Agent......................................  142
     12.05  Notice of Default......................................  142
     12.06  Nonreliance on Agent and Other Banks...................  143
     12.07  Indemnification........................................  143
     12.08  Agent in its Individual Capacity.......................  144
     12.09  Holders................................................  144
     12.10  Resignation of the Agent...............................  144

SECTION 13.  Miscellaneous.........................................  145
     13.01  Payment of Expenses, etc...............................  145
     13.02  Right of Setoff........................................  146
     13.03  Notices................................................  146
     13.04  Benefit of Agreement...................................  146
     13.05  No Waiver; Remedies Cumulative.........................  148
     13.06  Payments Pro Rata......................................  149
     13.07  Calculations; Computations.............................  149
     13.08  Governing Law; Submission to Jurisdiction; Venue.......  150
     13.09  Counterparts...........................................  151
     13.10  Effectiveness..........................................  151
     13.11  Headings Descriptive...................................  151
     13.12  Amendment or Waiver; etc...............................  151
     13.13  Survival...............................................  153
     13.14  Domicile of Loans and Commitments......................  153
     13.15  Confidentiality........................................  153
     13.16  Waiver of Jury Trial...................................  154
     13.17  Register...............................................  154
     13.18  Limitation on Additional Amounts, etc..................  154
     13.19  Post-Closing Actions...................................  155

SECTION 14.  Holdings Guaranty.....................................  156
     14.01  The Holdings Guaranty..................................  156
     14.02  Bankruptcy.............................................  157

                                      (v)


                                                                     Page
                                                                     ----

     14.03  Nature of Liability....................................  157
     14.04  Independent Obligation.................................  157
     14.05  Authorization..........................................  158
     14.06  Reliance..............................................   159
     14.07  Subordination..........................................  159
     14.08  Waiver.................................................  159
     14.09  Nature of Liability....................................  160

SECTION 15.  Acquisition Corp. Guaranty............................  160
     15.01  The Acquisition Corp. Guaranty.........................  160
     15.02  Bankruptcy.............................................  161
     15.03  Nature of Liability....................................  161
     15.04  Independent Obligation.................................  161
     15.05  Authorization..........................................  162
     15.06  Reliance...............................................  163
     15.07  Subordination..........................................  163
     15.08  Waiver.................................................  163
     15.09  Nature of Liability....................................  164

                                     (vi)

SCHEDULE I     List of Banks and Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Real Properties
SCHEDULE IV    Existing Indebtedness
SCHEDULE V     Plans
SCHEDULE VI    Existing Investments
SCHEDULE VII   Subsidiaries
SCHEDULE VIII  Insurance
SCHEDULE IX    Existing Liens
SCHEDULE X     Capitalization
SCHEDULE XI    Litigation

EXHIBIT A      --  Form of Notice of Borrowing
EXHIBIT B-1    --  Form of Term Note
EXHIBIT B-2    --  Form of Revolving Note
EXHIBIT B-3    --  Form of Swingline Note
EXHIBIT C      --  Form of Letter of Credit Request
EXHIBIT D      --  Form of Section 4.04(b)(ii) Certificate
EXHIBIT E      --  Form of Opinion of O'Sullivan Graev & Karabell, LLP,
                    special counsel to the Credit Parties
EXHIBIT F      --  Form of Officers' Certificate
EXHIBIT G      --  Form of Pledge Agreement
EXHIBIT H      --  Form of Security Agreement
EXHIBIT I      --  Form of Subsidiaries Guaranty
EXHIBIT J      --  Form of Consent Letter
EXHIBIT K      --  Form of Solvency Certificate
EXHIBIT L      --  Form of Assignment and Assumption Agreement
EXHIBIT M      --  Form of Intercompany Note
EXHIBIT N      --  Form of Shareholder Subordinated Note
EXHIBIT O      --  Form of Acknowledgment Agreement

                                     (vii)

          CREDIT AGREEMENT, dated as of August 5, 1997, among THREE RIVERS HOLDING CORP., a Delaware corporation ("Holdings"), THREE RIVERS ACQUISITION CORP., a Delaware corporation ("Acquisition Corp."), SMT HEALTH SERVICES INC., a Delaware corporation ("SMT"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the credit facilities provided for herein; and


          NOW, THEREFORE, IT IS AGREED:


          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (a)  Subject to and upon the terms and conditions
                -----------
set forth herein, each Bank with a Term Loan Commitment severally agrees to make a term loan or term loans (each, a "Term Loan" and, collectively, the "Term Loans"), which Term Loans:

               (i) shall be incurred (x) by Acquisition Corp. pursuant to a single drawing on the Initial Borrowing Date for the purposes described in
     Section 7.05(a)(i), (y) by Acquisition Corp. pursuant to one or more drawings after the Initial Borrowing Date and prior to the Merger Date for the purposes described in Section 7.05(a)(ii) and (z) by SMT pursuant to a single drawing on the Merger Date for the purposes described in Section 7.05(a)(iii);

               (ii) shall be denominated in U.S. Dollars;

               (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Term Loans made as part of the same Borrowing shall at all times consist of Term Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

               (iv) shall not exceed for any Bank, in initial principal amount for the Term Loans being made by such Bank on the Initial Borrowing Date, that amount which equals the remainder of (x) the Term Loan Commitment of such Bank as in effect on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)) less (y) the Interest Holdback Amount of
                                       ----
     such Bank at such time;

          (v) in the event the 90% Requirement is not satisfied on the Initial Borrowing Date, shall not exceed for any Bank, in initial principal amount for the Term Loans being made by such Bank on the Initial Borrowing Date, that amount which equals the remainder of (x) such Bank's TL Percentage of the loan value (determined in accordance with Regulation U) of the Shares owned by Acquisition Corp. and pledged pursuant to the Pledge Agreement less (y) the Interest Holdback Amount of such Bank at such time;
     ----

          (vi) shall not exceed for any Bank, in initial principal amount for the Term Loans being made by such Bank on the Merger Date, that amount which equals the Term Loan Commitment of such Bank as in effect on the Merger Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)); and

          (vii) shall not exceed for any Bank, in initial principal amount for the Term Loans being made by such Bank on any Interim Term Loan Borrowing Date, that amount which equals the lesser of (x) the Term Loan Commitment of such Bank as in effect on such Interim Term Loan Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)) and (y) the Interest Holdback Amount of such Bank at such time;


Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each RL Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to SMT, which Revolving Loans:

          (i) shall be denominated in U.S. Dollars;

          (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans,

     provided that (x) except as otherwise specifically provided in Section
     --------
     1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times be of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred, no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Revolving Loan Commitment of such Bank at such time; and

          (v) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Available Revolving Loan Commitment then in effect.

          (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Merger Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

          (i) shall be denominated in U.S. Dollars;

         (ii) shall be made and maintained as Base Rate Loans;

        (iii) may be repaid and reborrowed in accordance with the provisions hereof;

         (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans made by Non-Defaulting Banks then outstanding and (y) the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

          (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of
(i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed
                                --------
to have been automatic ally given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's Adjusted RL Percentage, and the proceeds
      --- ----
thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory

Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Available Revolving Loan Commitment or the Adjusted Total Available Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Bank (other than
BTCo) hereby agrees that it shall forth with purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on
                                   --------
the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Bank shall be required to pay BTCo interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02   Minimum Borrowing Amounts, etc.  The aggregate principal amount
                 ------------------------------
of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, provided that (x) Mandatory Borrowings shall be made
                          --------
in the amounts required by Section 1.01(d) and (y) any Borrowing of Term Loans to be maintained as Base Rate Loans, incurred pursuant to Section 1.01(a)(vii), shall not be required to comply with the Minimum Borrowing Amount requirements otherwise provided herein. More than one Borrowing may be incurred on any day, provided, that at no time shall there be outstanding more than five Borrowings
--------
of Eurodollar Loans.

          1.03   Notice of Borrowing.  (a)  Whenever a Borrower desires to make
                 -------------------
a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Term Loans or Revolving Loans, (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with Section 8.14, (y) the aggregate principal amount of such Revolving Loans to be utilized in connection with such Permitted Acquisition and (z) the Total Unutilized Revolving Loan Commitment then in effect after giving effect to the respective Permitted Acquisition (and all payments to be made in connection therewith). The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(d).

          (c) Without in any way limiting the obligation of a Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the respective Borrower. In each such case, the Agent's, BTCo's or the respective Letter of Credit Issuer's, as the case may be, record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

          1.04   Disbursement of Funds.  (a)  Not later than 1:00 P.M. (New York
                 ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata
                                                                    --- ----
share (determined in accordance with Section 1.07), if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the respective Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to such Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the relevant Borrower, and such Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or either Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the respective Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by a Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which a Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05   Notes.  (a)  Each Borrower's obligation to pay the principal
                 -----
of, and interest on, all the Loans made to it by each Bank shall be evidenced
(i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Bank with a Term Loan Commitment shall (i) be executed by the relevant Borrower, (ii) be payable to such Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Term Loans made by such Bank and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and
mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to each RL Bank shall (i) be executed by SMT, (ii) be payable to such RL Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Merger Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect either Borrower's obligations in respect of such Loans.

          1.06   Conversions.  Each Borrower shall have the option to convert on
                 -----------
any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided, that (i)
                                                          --------
except as otherwise provided in Section 1.10(b) or unless the respective Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of each of Sections 1.01(a)(iii) and 1.01(b)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under Sections 1.01(a)(iii) and 1.01(b)(ii) and (iv) Borrowings of Eurodollar Loans resulting from this Section
1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the respective Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07   Pro Rata Borrowings. All Borrowings of Term Loans and Revolving
                 -------------------
Loans under this Agreement shall be incurred by each Borrower from the Banks pro
                                                                             ---
rata on the basis of such Banks' Term Loan Commitments or Revolving Loan
----
Commitments, as the case may be; provided that all Borrowings of Revolving Loans
                                 --------
made pursuant to a Mandatory Borrowing shall be incurred from the RL Banks pro rata on the basis on their Adjusted RL Percentages. It is understood that no
--- ----
Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08   Interest.  (a)  The unpaid principal amount of each Base Rate
                 --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base Rate in effect from time to time.
                           ----

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such
                                        ----
Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate borne by the respective such Loans immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

          (f) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the relevant Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09   Interest Periods.  At the time a Borrower gives a Notice of
                 ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), such Borrower shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(iii) and 1.01(b)(ii) and to clause (iii) of the proviso to Section 1.06), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period for any
                              --------
     Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under a Tranche shall be selected which would extend beyond the respective Maturity Date for such Tranche;

           (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence;

          (vii) no Interest Period in respect of any Borrowing of Revolving Loans shall be elected which extends beyond any date upon which a Scheduled Commitment Reduction will be required to be made under Section 3.03(c) if the aggregate principal amount of such Revolving Loans which have Interest Periods which will expire after such date, when added to the Stated Amount of all Letters of Credit which by their terms expire after such date, will be in excess of the Total Revolving Loan Commitment as the same will be in effect after giving effect to the respective Scheduled Commitment Reduction; and

         (viii) no Interest Period in respect of any Borrowing of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, a Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs; Illegality; etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any Interest Determination Date, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request, such as, for example, but not limited to, (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income, net profits or capital (including branch profits tax) of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized, or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the inter bank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any

Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, each Borrower agrees, subject to the provisions of Section
13.18 (to the extent applicable), to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder but without duplication of any payments due under Section 4.04 (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the respective Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of such Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), a Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) such Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided, that if more than
                                                     --------
one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the relevant Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction in the rate of return to such Bank or such other corporation. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Bank to the Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          1.11  Compensation.  Each Borrower agrees, subject to the provisions
                ------------
of Section 13.18 (to the extent applicable), to compensate each Bank, promptly upon its writ ten request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified there for in a Notice of Borrowing or Notice of Conversion given by such Borrower (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Euro dollar Loans of such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by such Borrower pursuant to Section 1.10(b). Each Bank's calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Bank's basis for requesting compensation pursuant to this Section
1.11 and a Bank's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by a Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such
                               --------
terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of either Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to a Borrower increased costs in a material amount in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), the Borrowers shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Agent or, at the option of the Borrowers, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided that:
                                  --------

               (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or
     (b) the Term Loan Commitment and/or Term Loans, the Term Loan Commitment and outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche or Tranches being replaced) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the Term Loan Commitment and/or the outstanding Term Loans of a Replaced Bank, each Letter of Credit Issuer an amount equal to such Replaced Bank's Adjusted RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

               (ii) all obligations of the Borrower then owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11 or
     (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the relevant Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans, a Term Loan Commitment or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans (or Term Loan Commitments), the Adjusted RL Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.


          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Merger Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a

"Standby Letter of Credit") in support of such L/C Supportable Indebtedness and
(y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any Subsidiary Guarantor in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit").

          (b) Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time on and after the Merger Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit,
(x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any Subsidiary Guarantor that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Support able Indebtedness as is permitted to remain outstanding hereunder. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

            (ii) such Letter of Credit Issuer shall have received written notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(c) or the last sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by the Non-Defaulting Banks and then outstanding and all Swingline Loans then outstanding, the Adjusted Total Available Revolving Loan Commitment at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided, that any such Standby Letter of Credit may be extendable for
          --------
successive periods of up to one year, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit's date of issuance; (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.

          (d) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Adjusted RL Percentage of the Letter of Credit Outstandings, as the case may be.

          2.02   Letter of Credit Requests.  (a)  Whenever the Borrower desires
                 -------------------------
that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 2.01(c). Unless the respective Letter of Credit Issuer has received notice from the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

          2.03   Letter of Credit Participations.  (a)  Immediately upon the
                 -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the Adjusted RL Percentages of the RL Banks pursuant to Section 1.13 or 13.04(b) or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted RL Percentages of the assigning and assignee Bank or of all RL Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RL Percentage of such payment in U.S. Dollars and in same day funds. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Adjusted RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Adjusted RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RL Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Adjusted RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Adjusted RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit, which notice shall be accompanied by a copy of the Standby Letter of Credit or Standby Letters of Credit issued by it and each such amendment or modification thereto.

          (f) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

             (v) the occurrence of any Default or Event of Default.

          2.04   Agreement to Repay Letter of Credit Drawings.  (a) The Borrower
                 --------------------------------------------
hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand; provided, that it is understood and agreed, however, that the
                   --------
notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under such Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2% on and after the third Business Day following the respective Drawing). Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this
Section 2.04(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction.

          2.05   Increased Costs.  If after the Effective Date, any Letter of
                 ---------------
Credit Issuer or any Participant determines that the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein (except as contemplated by Section 4.04), or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower agrees, subject to the provisions of
Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

             SECTION 3.  Fees; Commitments.
                         -----------------

          3.01  Fees.  (a)  Acquisition Corp. shall pay to the Agent for
                ----
distribution to each Non-Defaulting Bank a commitment fee (the "TL Commitment Fee") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Term Loan Commitment shall have been terminated), computed at a rate of 1/2 of 1% per annum on the daily average Term Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date upon which the Total Term Loan Commitment is terminated).

          (b) SMT shall pay to the Agent for distribution to each Non-Defaulting Bank a commitment fee (the "RL Commitment Fee") for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable RL Commitment Fee Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued RL Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

          (c)  The Borrower shall pay to the Agent for pro rata distribution to
                                                       --- ----
each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted RL Percentages), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual
                                 --------
Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and
(y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (e) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (f) Each Borrower shall pay to the Agent, for its own account, such other fees as may be agreed to in writing from time to time between such Borrower and the Agent, when and as due.

          (g)  All computations of Fees shall be made in accordance with
Section 13.07(b).

          3.02  Voluntary Termination or Reduction of Total Unutilized Revolving
                ----------------------------------------------------------------
Loan Commitment.  (a)  Upon at least three Business Days' prior notice to the
---------------
Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), SMT shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that (v) any such termination or partial reduction shall apply to
--------
proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Banks, (w) any reduction to the Total Unutilized Revolving Loan Commitment prior to the Initial Borrowing Date may only be made in connection with a termination in full of the Total Commitment, (x) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000,
(y) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any RL Bank to be reduced (as required by the preceding clause (v)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Bank as in effect immediately before giving effect to such reduction minus (B) such RL Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding and (z) any partial reduction to Total Revolving Loan Commitment pursuant to this Section 3.02 (a) shall apply to reduce the remaining Scheduled Commitment Reductions in direct order of maturity. No Borrower shall have the right to voluntarily terminate or reduce the Total Term Loan Commitment.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrowers shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment and/or, if prior to the Merger Date, the Term Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank. Unless otherwise specifically agreed in writing by the Required Banks, any reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02(b) shall apply to reduce the remaining Scheduled Commitment Reductions on a pro rata basis (based upon the then remaining amount
                           --- ----
of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto).

          3.03   Mandatory Reduction of Commitments.  (a)  The Total Commitment
                 ----------------------------------
(and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on (x) September 30, 1997 unless the Initial Borrowing Date has occurred on or before such date, (y) October 15, 1997, in the event the 90% Requirement has been satisfied and the Merger Date has not occurred on or prior to such date and (z) the 120th day following the Initial Borrowing Date, in the event the 90% Requirement has not been satisfied and the Merger Date has not occurred on or prior to such 120th day following the Initial Borrowing Date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall (i) be reduced on each date on which Term Loans are incurred (after giving effect to the making of Term Loans on such date) in an amount equal to the aggregate principal amount of Term Loans incurred on such date, (ii) terminate in its entirety on the Merger Date (after giving effect to the incurrence of Term Loans on such date) and (iii) prior to the termination of the Total Term Loan Commitment as provided in clauses (i) and (ii) above, be reduced from time to time to the extent required by Section 4.02.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below (each, a "Scheduled Commitment Reduction Date"), the Total Revolving Loan Commitment shall be permanently reduced by the amount set forth opposite such Scheduled Commitment Reduction Date below (each such reduction, as the same may be reduced as provided in Sections 3.02, 3.03(f) and 4.02(h), a "Scheduled Commitment Reduction"):


     Scheduled Commitment
     Reduction Date                        Amount
     ------------------------              ------
         August 31, 2002                $15 million
         August 31, 2003                $15 million

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be reduced from time to time to the extent required by Section 4.02.

          (f) Any amount required to be applied to reduce the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied to reduce the then remaining Scheduled Commitment Reductions pro rata based upon the then remaining amount of such Scheduled Commitment
--- ----
Reductions after giving effect to all prior reductions thereto.

          (g) Each reduction to the Total Term Loan Commitment or Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.


             SECTION 4.  Payments.
                         --------

          4.01   Voluntary Prepayments.  (a)  Each Borrower shall have the right
                 ---------------------
to prepay the Loans, and the right to allocate such prepayments to Revolving Loans and/or Term Loans as such Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

            (i) such Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by such Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (II) shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks;

            (ii) each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (x) $1,000,000, in the case of Eurodollar Loans, (y) $500,000, in the case of Revolving Loans and Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, provided, that no partial prepayment of
                                     --------
     Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

     (iii)  at the time of any prepayment of Eurodollar Loans pursuant to this
     Section 4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11;

            (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided, that at
                                --- ----                   --------
     such Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank; and

            (v) each prepayment of principal of Term Loans pursuant to this
     Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments in direct order of maturity.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrowers shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) in the case of the repayment of Term Loans of any Bank pursuant to this clause (b), the Term Loan Commitment of such Bank (to the extent not theretofore terminated) is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed

Term Loan Commitments) and (C) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          4.02   Mandatory Repayments and Commitment Reductions.  (a) (i) If on
                 ----------------------------------------------
any date the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks and Swingline Loans (after giving effect to all other repayments thereof on such date) and (y) the Letter of Credit Outstandings on such date exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, SMT shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, SMT shall pay to the Agent at the Payment Office on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of SMT to Non-Defaulting Banks hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent.

          (ii) On any date on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Available Revolving Loan Commitment of such Defaulting Bank, SMT shall prepay on such date principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Scheduled Repayment"):


     Scheduled Repayment Date           Amount
     ------------------------           ------
        December 31, 1997              $125,000

        March 31, 1998                 $125,000
        June 30, 1998                  $125,000
        September 30, 1998             $125,000
        December 31, 1998              $125,000

        March 31, 1999                 $125,000
        June 30, 1999                  $125,000
        September 30, 1999             $125,000

        December 31, 1999              $125,000

        March 31, 2000                 $125,000
        June 30, 2000                  $125,000
        September 30, 2000             $125,000
        December 31, 2000              $125,000

        March 31, 2001                 $125,000
        June 30, 2001                  $125,000
        September 30, 2001             $125,000
        December 31, 2001              $125,000

        March 31, 2002                 $125,000
        June 30, 2002                  $125,000
        September 30, 2002             $125,000
        December 31, 2002              $125,000

        March 31, 2003                 $125,000
        June 30, 2003                  $125,000
        Final Maturity Date         $47,125,000

In the event that less than the Total Term Loan Commitment is utilized to finance the Acquisition and to pay the fees and expenses incurred in connection with the Transaction, the amount not so utilized shall result in each of the Scheduled Repayments being reduced on a pro rata basis (based upon the then
                                        --- ----
remaining principal amount of such Scheduled Repayments after giving effect to all prior reductions thereto).

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to the Applicable Prepayment Percentage of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k); provided that (I)(x) with respect to any such Net Sale
                          --------
Proceeds received by Holdings or any of its Subsidiaries in connection with an MRI Replacement, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and SMT delivers a certificate to the Agent on or prior to such date stating that (i) an amount equal to such Net Sale Proceeds has been used to purchase a replacement MRI Unit within 135 days prior to the date of receipt of such Net Sale Proceeds or (ii) such Net Sale Proceeds shall be used to purchase a replacement MRI Unit within 135 days following the date of receipt of such Net Sale Proceeds (which certificate shall set forth the amount of the proceeds so expended or the estimates of the proceeds to be so expended, as the case may be) and (y) in the case of any MRI Replacement for which no replacement MRI Unit has been purchased prior to the disposition of the MRI Unit to be replaced pursuant to such MRI Unit Replacement, if all or any portion of such Net Sale Proceeds referred to in preceding clause (x) (ii) are not so used within such 135-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and
(II)(x) with respect to no more than $1,500,000 in the aggregate of such Net Sale Proceeds received by Holdings or its Subsidiaries in any fiscal year of Holdings, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and SMT delivers a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within 270 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (y)(i) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (ii) if all or any portion of such Net Sale Proceeds are not so used within such 270-day period referred to in clause (i) of this clause (II)(y) because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date) or issuance of Preferred Stock (other than (x) Disqualified Preferred Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions and (y) Qualified Preferred Stock) by Holdings or any of its Subsidiaries, an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any sale or issuance of Qualified Preferred Stock or common equity of (or cash capital contributions to) Holdings or any of its Subsidiaries (other than proceeds received from (v) the Equity Financing, (w) issuances of Holdings Common Stock to management of Holdings and its Subsidiaries (including as a result of the exercise of any options with respect thereto) in an aggregate amount not to exceed $1,000,000 in any fiscal year of Holdings, (x) equity contributions to any Subsidiary of Holdings made by Holdings or any other Subsidiary of Holdings, (y) any issuance of Qualified

Preferred Stock or Holdings Common Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions and (z) additional issuances of Holdings Common Stock and Qualified Preferred Stock, to the extent that the aggregate proceeds excluded pursuant to this clause (z) after the Effective Date do not exceed $1,000,000), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k); provided that on and after the Merger Date, Net Cash Proceeds received by
--------
Holdings from additional sales or issuances of Holdings Common Stock or Qualified Preferred Stock shall not be required to be applied as a mandatory repayment (and/or commitment reduction, as the case may be) on the date of receipt thereof, to the extent that (x) no Default or Event of Default then exists, and (y) the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Cash Proceeds shall be used or contractually committed to be used to make Capital Expenditures (including, without limitation, Permitted Acquisitions) within 270 days following the date of receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if
                                                  ----------------
all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (ii) if all or any portion of such Net Cash Proceeds are not so used within such 270-day period referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $250,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k); provided that (x)
                                                              --------
so long as no Default or Event of Default then exists and such proceeds do not exceed $2,500,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of SMT has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds

$2,500,000, (b) the amount of such proceeds, together with other cash available to SMT and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by SMT and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Agent may reasonably accept, (c) an Authorized Officer of SMT has delivered to the Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Officer of SMT has delivered to the Agent such evidence as the Agent may reasonably re quest in form and substance reasonably satisfactory to the Agent establishing that SMT has sufficient business interruption insurance and that SMT will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of SMT (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $2,500,000 shall be deposited with the Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Agent whereby such proceeds shall be disbursed to SMT from time to time as needed to pay or reimburse SMT or such Subsidiary actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Agent), provided further that at any time while an
                                  ----------------
Event of Default has occurred and is continuing, the Required Banks may direct the Agent (in which case the Agent shall, and is hereby authorized by SMT to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided
                                                                     --------
further, that if all or any portion of such proceeds not required to be applied
-------
as a mandatory repayment and/or commitment reduction pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 360 days after the date of the respective Recovery Event or (B) if committed to be used within 360 days after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 360 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respec tive Recovery Event in the case of clause (B) above as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the

Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

          (h) (i) In the event the 90% Requirement has been satisfied on the Initial Borrowing Date and the Merger Date shall not have occurred on or prior to October 15, 1997, the Borrowers shall be required to repay all outstanding Loans on such date and (ii) in the event the 90% Requirement has not been satisfied on the Initial Borrowing Date and the Merger Date shall not have occurred on or prior to the 120th day following the Initial Borrowing Date, the Borrowers shall be required to repay all outstanding Loans on such 120th day.

          (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date and prior to the Merger Date upon which Holdings or any of its Subsidiaries receives Net Sale Proceeds from any sale of Margin Stock (including the Shares acquired pursuant to the Tender Offer), an amount equal to 100% of the Net Sale Proceeds from such sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

          (j)  Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f), (g) and (i) in accordance with this Section 4.02(j) shall be applied (i) first, to repay the outstanding principal amount of Term Loans, (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to reduce the Total Term Loan Commitment and (iii) third, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i) and (ii), to reduce the Total Revolving Loan Commitment (it being understood and agreed that (x) the amount of any reduction to the Total Term Loan Commitment and/or the Total Revolving Loan Commitment as provided in immediately preceding clauses (ii) and (iii) shall be deemed to be an application of proceeds for purposes of this Section 4.02(j) even though cash is not actually applied and (y) any cash received by Holdings or such Subsidiary will be retained by such Person except to the extent that such cash is otherwise required to be applied as provided in Section 4.02(a) as a result of any reduction to the Total Revolving Loan Commitment). All repayments or commitment reductions, as the case may be, of (x) outstanding Term Loans and Term Loan Commitments, on the one hand and (y) Revolving Loan Commitments, on the other hand, pursuant to Sections 4.02(c), (d), (e), (f), (g) or (i) shall be applied to reduce the then remaining Scheduled Repayments (in the case of preceding clause (x)) or Scheduled Commitment Reductions (in the case of preceding clause
(y)), on a pro rata basis (based upon the then remaining Scheduled Repayments or
           --- ----
Scheduled Commitment Reductions, as the case may be, after giving effect to all prior reductions thereto).

          (k) With respect to each repayment of Loans required by this Section 4.02, the Borrowers may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that:  (i) repayments of Euro dollar Loans pursuant to this Section
--------
4.02 may only be made on the last day of an Interest Period applicable thereto unless (x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the respective Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11; (ii) if any repayment of
Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the
                                --- ----
absence of a designation by the respective Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (l) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03   Method and Place of Payment.  Except as otherwise specifically
                 ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Agent for the ratable account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made here under or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04   Net Payments.  (a) All payments made by the Borrowers hereunder
                 ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income, net profits or capital (including branch profits tax) of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay on a joint and several basis the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse on a joint and several basis each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income, net profits or capital (including branch profits tax) of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Each Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrowers agree to indemnify on a joint and several basis and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank party to this Agreement on the Effective Date hereby represents that, as of the Effective Date, all payments of principal, interest, and fees to be made to it by the Borrowers pursuant to this Agreement will be totally exempt from withholding of United States federal tax. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to each Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, and that upon a Borrower's reasonable request after the occurrence of any other event requiring the delivery of a Form 1001 and Form 4224 in addition to or in replacement of the forms previously delivered, it will deliver to each Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify each Borrower and the Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or
(II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrowers agree to pay additional amounts and to indemnify each Bank on a joint and several basis in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or with holding) in respect of any Taxes deducted or withheld by them as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes (or, if later, the date such Bank became party to this Agreement). The Borrower shall not be required to pay any additional amounts or indemnification under
Section 4.04(a) to any Bank to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for the representation set forth in the first sentence of Section 4.04(b) above made by the Bank not being true.

          (c) If a Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to such Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

          (d) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such
Bank) (i) to file any certificate or document or to furnish any information as reasonably requested by a Borrower pursuant to any applicable treaty, law or regulation or (ii) to designate a different applicable lending office of such Bank, if the making of such filing or the furnishing of such information or the designation of such other lending office would avoid the need for or reduce the amount of any additional amounts payable to such Borrower and would not, in the sole discretion of such Bank, be disadvantageous to such Bank.

          (e) The provisions of this Section 4.04 are subject to the provisions of Section 13.18 (to the extent applicable).


          SECTION 5A.  Conditions Precedent to Initial Credit Events.  The
                       ---------------------------------------------
obligation of each Bank to make each Loan hereunder on the Initial Borrowing Date to the Borrowers, is subject, at the time of the making of such Loans to the satisfaction of the following conditions:

          5A.01  Execution of Agreement; Notes.  On or prior to the Initial
                 -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Term Note executed by Acquisition Corp. and/or the appropriate Revolving Note executed by SMT, in each case in the amount, maturity and as otherwise provided herein.

          5A.02  Officer's Certificate.  On the Initial Borrowing Date, the
                 ---------------------
Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5A.05 through 5A.10 and 6.01 (other than such conditions that are subject to the satisfaction of the Agent and/or the Required Banks) have been satisfied on such date.

          5A.03  Opinions of Counsel.  On the Initial Borrowing Date, the Agent
                 -------------------
shall have received opinions, addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, from (i) O'Sullivan Graev & Karabell, LLP, special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and
(ii) Buchanan Ingersoll Professional Corporation, special Pennsylvania counsel to the Credit Parties, which opinion shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent may reasonably request and shall be in form and substance satisfactory to the Agent.

          5A.04  Corporate Documents; Proceedings.  (a)  On the Initial
                 --------------------------------
Borrowing Date, the Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (c) On the Initial Borrowing Date and after giving effect to those elements of the Transaction to be consummated on such date, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries), and management of Holdings and its Subsidiaries shall be in form and substance satisfactory to the Agent.

          5A.05  Adverse Change, etc.  (a)  On or prior to the Initial Borrowing
                 --------------------
Date, since December 31, 1996, nothing shall have occurred which (i) the Required Banks or the Agent shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or
(ii) has had a material adverse effect on the Transaction or a Material Adverse Effect.

          (b) On the Initial Borrowing Date, there shall not have occurred and be continuing any material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Agent in its reasonable discretion.

          5A.06  Litigation.  On the Initial Borrowing Date, there shall be no
                 ----------
actions, suits, proceedings or investigations pending or threatened (a) with respect to this Agreement or, except as set forth on Schedule XI hereto, any other Document or the Transaction, (b) with respect to any Existing Indebtedness or (c) which the Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5A.07  Approvals.  On or prior to the Initial Borrowing Date, (i) all
                 ---------
necessary governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Indebtedness, the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any com-petent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the purchase of the Shares pursuant to the Tender Offer, the consummation of the Transaction or the making of the Loans.

          5A.08  Capitalization.  (a)  On the Initial Borrowing Date, (i)
                 --------------
Holdings shall have received in connection with the Equity Financing gross cash proceeds of at least $35,000,000 less the value of any options or warrants with respect to the common stock of SMT which are being exchanged for new stock options of Holdings in connection with the Transaction, (ii) Holdings shall have contributed the full amount of the gross cash proceeds received by it from the Equity Financing to the capital of the Borrower as a common equity contribution in exchange for common stock of the Borrower and (iii) the Borrower shall have utilized the full amount of such cash contribution to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose.

          (b) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, in the event the 90% Requirement has not been satisfied and the proceeds of the Equity Financing and the Term Loans incurred on such date (collectively, the "Available Proceeds") are insufficient to pay all amounts required to acquire the Shares tendered pursuant to the Tender Offer and the directors' Warrants and to pay fees and expenses payable by Holdings or Acquisition Corp. on the Initial Borrowing Date in connection with the Transaction (such amounts, collectively, the "Required Tender Offer Amount"), Holdings shall have (i) incurred Merger Bridge Loans in an aggregate principal amount equal to the remainder of (x) the Required Tender Offer Amount less (y)
                                                                      ----
the Available Proceeds and (ii) utilized the proceeds of such Merger Bridge Loans to pay the remainder of the Required Tender Offer Amount.

          (c) All of the terms and conditions of the Equity Financing Documents and the Merger Bridge Loan Documents shall be reasonably satisfactory to the Agent, and all conditions precedent to the consummation of the Equity Financing and the incurrence of Merger Bridge Loans as set forth in the Equity Financing Documents and the Merger Bridge Loan Documents shall have been satisfied, and not waived unless consented to by the Agent, to the reasonable satisfaction of the Agent. The Equity Financing shall have been consummated and, to the extent the Available Proceeds are insufficient to pay the Required Tender Offer Amount, the Merger

Bridge Loans shall have been incurred, in each case in accordance with the terms and conditions of the applicable Documents and all applicable law.

          5A.09  Tender Offer; etc.  (a)  On or prior to the Initial Borrowing
                 ------------------
Date, there shall have been delivered to the Agent true and correct copies of the Tender Offer Documents, which Tender Offer Documents shall be required to be in form and substance satisfactory to the Agent and the Required Banks (including, without limitation, as to the price per share paid in the Tender Offer and in the Merger, minimum share tender condition, revocation (or action equivalent thereto) of SMT's shareholders' rights program and any other conditions contained in the Offer to Purchase) and shall be in full force and effect. All material conditions precedent to the consummation of the Tender Offer as contained in the Offer to Purchase (other than the condition set forth in clause (c) of the conditions precedent section of the Offer to Purchase) shall have been satisfied (and not waived without the consent of the Agent and the Required Banks), and any amendment to the Tender Offer Documents shall be required to be reasonably satisfactory in form and substance to the Agent and the Required Banks, it being understood and agreed that, for purposes of this
Section 5A.09, the reference in the condition precedent section of the Offer to Purchase to the "judgment" of "Purchaser" shall instead be a reference to the "judgment" of the Agent or the Required Banks.

          (b) On the Initial Borrowing Date (and concurrently with the incurrence of Loans on such date), (i) the Tender Offer shall have been consummated, (ii) all Shares that have been tendered to Acquisition Corp. shall have been validly tendered and not with drawn and shall be available for purchase by Acquisition Corp. in accordance with the terms and conditions set forth in the Offer to Purchase and (iii) such tendered Shares shall be free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise. After giving effect to the consummation of the purchase of the Shares pursuant to the Tender Offer, Acquisition Corp. shall own and control that number of Shares as shall be necessary to permit Acquisition Corp. to approve the Merger without the affirmative vote or approval of any other Person, and there shall be no applicable statute or other restriction which would prohibit, materially restrict or materially delay the consummation of the Merger or would be reasonably likely to make the consummation of the Merger economically unfeasible. In addition, any state anti-takeover law, if any, regulating the Acquisition shall have been complied with or shall have been determined by the Agent and the Required Banks to be invalid or inapplicable to the Tender Offer and the Merger. At the time of the consummation of the Tender Offer, neither the fair price provisions under applicable law nor the fair price provisions of SMT's articles of incorporation shall require a higher price be paid for Shares in the Merger than that paid in the Tender Offer, which price, in any event, shall not exceed that amount set forth in the Offer to Purchase and the Merger Agreement as in effect on the Effective Date.

          (c) On or prior to the Initial Borrowing Date, the Agent shall have received true and correct copies of the signed Merger Agreement and any other Merger Documents that have been entered into on or before such date, all of which Merger Documents shall be required to be in form and substance satisfactory to the Agent and the Required Banks and in full force and effect.

          (d) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of all Proxy Materials, if any, and such Proxy Materials shall be required to be in form and substance satisfactory to the Agent and the Required Banks.

          5A.10  Initial Refinancing.  (a) (i) On the Initial Borrowing Date and
                 -------------------
concurrently with the incurrence of Loans on such date, (x) all Indebtedness of SMT and its Subsidiaries pursuant to existing lease and debt financings and designated by Acquisition Corp. and/or SMT to be repaid or retired on the Initial Borrowing Date (the "Designated Indebtedness") shall have been repaid in full, together with all fees and other amounts then owing pursuant to the master leases or loans governing the Designated Indebtedness, (y) no more than $24 million shall have been paid to effect the Initial Refinancing and (z) the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5A.10(a)(i) have been satisfied at such time.

          (ii) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date then occurring, all security interests in respect of, and Liens securing, Designated Indebtedness shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement Form UCC-1 or the appropriate equivalent was filed with respect to SMT and its Subsidiaries in connection with the security interests created with respect to the Designated Indebtedness and the documentation related thereto, all of which shall be in form and substance satisfactory to the Agent and the Required Banks.

          (b) On the Initial Borrowing Date and after giving effect to the Tender Offer, the Initial Refinancing and the Loans incurred on the Initial Borrowing Date, (x) neither Holdings nor any of its Subsidiaries shall have any Preferred Stock or Indebtedness outstanding except for (i) the Loans, (ii) to the extent the Required Tender Offer Amount exceeds the Available Proceeds, the Merger Bridge Loans and (iii) certain other indebted ness pursuant to existing lease financings as is listed on Schedule IV (with the Indebtedness described in this clause (iii) being herein called "Existing Indebtedness") and (y) the aggregate outstanding principal amount of Existing Indebtedness (excluding Subleased Existing Indebtedness in an aggregate amount of approximately $1.0 million) shall not exceed $3.0 million. On and as of the Initial Borrowing Date, all of the Existing Indebted ness shall remain outstanding after giving effect to the Transaction and the other trans actions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby, and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agent or the Required Banks.

          5A.11  Security Documents; etc.  (a)  On the Initial Borrowing Date,
                 ------------------------
each of the Credit Parties shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, each of the Credit Parties shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (B)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, each of a recent date listing all effective financing statements that name Holdings, the Borrowers or any of their respective Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5A.12  Subsidiaries Guaranty.  On the Initial Borrowing Date, each
                 ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          5A.13  Employee Benefit Plans; Shareholders' Agreements; Management
                 ------------------------------------------------------------
Agreements; Employment Agreements; Collective Bargaining Agreements; Existing
-----------------------------------------------------------------------------
Indebtedness Agreements; Material Contracts; Tax Allocation Agreements.  On or
----------------------------------------------------------------------
prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of SMT of:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation there for) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock, in each case, that are to remain in effect after giving effect to the consummation of the Tender Offer (collectively, the "Share holders' Agreements");

            (iii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Tender Offer (collectively, the "Management Agreements");

            (iv) any material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

            (v) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Tender Offer (collectively, the "Collective Bargaining Agreements");

            (vi) all agreements evidencing or relating to Existing Indebtedness of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Tender Offer and the Initial Refinancing (collectively, the "Existing Indebtedness Agreements");

            (vii) all other material contracts and licenses of Holdings and any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Tender Offer (collectively, the "Material Contracts"); and

            (viii) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Material Contracts and Tax Allocation Agreements shall be in form and substance satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5A.14  Consent Letter.  On the Initial Borrowing Date, the Agent shall
                 --------------
have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08 or the Subsidiaries Guaranty, as the case may be.

          5A.15  Solvency Certificate; Insurance Certificates.  On or before the
                 --------------------------------------------
Initial Borrowing Date, the Agent shall have received:

          (a) a solvency certificate in the form of Exhibit K from the chief financial officer of SMT and dated the Initial Borrowing Date and supporting the conclusions, that (x) after giving effect to the Tender Offer, the Initial Refinancing and the incurrence of all financings contemplated herein, each Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower and its Subsidiaries (on a consolidated basis) and (y) after giving effect to the Transaction (including the Merger) and the incurrence of all financings contemplated herein, SMT (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis), and SMT and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

          (b)  evidence of insurance complying with the requirements of Section
     8.03 for the business and properties of SMT and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          5A.16  Financial Statements; Pro Forma Balance Sheet; Projections.
                 ----------------------------------------------------------
(a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent (i) true and correct copies of the financial statements referred to in Section 7.10(b) and (ii) an unaudited pro forma consolidated balance sheet of
                                         --- -----
SMT and its Subsidiaries as of June 30, 1997 and, after giving effect to the Transaction and the incurrence of all Indebtedness (including the Loans and, if incurred, the Merger Bridge Loans) contemplated herein and prepared in accordance with GAAP (the "Pro Forma Balance Sheet"), together with a related
                           --- -----
funds flow statement, which financial statements, Pro Forma Balance Sheet and
                                                  --- -----
funds flow statement shall be reasonably satisfactory to the Agent and the Required Banks.

          (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent detailed projected consolidated financial statements of Holdings and its Subsidiaries certified by the chief financial officer or treasurer of Holdings for the six fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of Holdings and its Subsidiaries after giving affect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be satisfactory in form and substance to the Agent and the Required Banks.

          5A.17  Regulations U and G.  On the Initial Borrowing Date, (i)
                 -------------------
Acquisition Corp. shall have delivered to each Bank a duly completed Form U-1 or G-3, as appropriate, referred to in Regulations U and G and (ii) each Bank shall be able in good faith to complete said Form U-1 or G-3, as the case may be, showing that Term Loans to be extended by the Banks on the Initial Borrowing Date comply with the requirements of Regulations U and G.

          5A.18  Payment of Fees.  On the Initial Borrowing Date, all costs,
                 ---------------
fees and expenses, and all other compensation due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.


          SECTION 5B.  Conditions Precedent to Revolving Loans on each Interim
                       -------------------------------------------------------
Refinancing Date.  The obligation of each Bank to make each Revolving Loan to
----------------
SMT
hereunder on each Interim Refinancing Date, is subject, at the time of the making of such Revolving Loans to the satisfaction of the following conditions:

          5B.01  Interim Refinancings.  (a)  On each Interim Refinancing Date
                 --------------------
and concurrently with the incurrence of Revolving Loans on such date, (x) all Existing Indebtedness designated by SMT in writing to the Agent to be repaid or retired ("Designated Existing Indebtedness") on such Interim Refinancing Date shall have been repaid in full, together with all fees thereon and other amounts then owing pursuant to the master lease governing such Designated Existing Indebtedness and (y) the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this
Section 5B.01 have been satisfied at such time.

          (b) On each Interim Refinancing Date and concurrently with the incurrence of Revolving Loans on such date, all security interests in respect of, and Liens securing, the Designated Existing Indebtedness referred to in clause (a) above shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement Form UCC-1 or the appropriate equivalent was filed with respect to SMT and its Subsidiaries in connection with the security interests created with respect to such Designated Existing Indebtedness and the documentation related thereto, all of which shall be in form and substance satisfactory to the Agent and the Required Banks.


          SECTION 5C.  Conditions Precedent to Credit Events on and after the
                       ------------------------------------------------------
Merger Date.  The obligation of each Bank to make each Loan to the Borrower
-----------
hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, on and after the Merger Date, is subject, at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5C.01  Execution of Notes.  On or prior to the Merger Date, there
                 ------------------
shall have been delivered to the Agent for the account of each Bank the appropriate replacement Term Note and to BTCo the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5C.02  Officer's Certificate.  On the Merger Date, the Agent shall
                 ---------------------
have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5C.05, 5C.06 and 6.01 (other than such conditions that are subject to the satisfaction of the Agent and/or the Required Banks) have been satisfied on such date.

          5C.03  Corporate Documents; Proceedings.  (a)  On the Merger Date, the
                 --------------------------------
Agent shall have received from the Borrower a certificate, dated the Merger Date, signed by the chairman, a vice-chairman, the president or any vice-president of the Borrower, and attested to by the secretary or any assistant secretary of the Borrower, in the form of Exhibit F with appropriate insertions, together with copies of the resolutions of the Borrower referred to in such certificate, and all of the foregoing shall be reasonably satisfactory to the Agent.

          (b) On the Merger Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5C.04  Approvals.  On or prior to the Merger Date, (i) all necessary
                 ---------
governmental (domestic and foreign), regulatory and third party approvals in connection with the Merger, the Merger Date Refinancing, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans, the issuance of Letters of Credit and the transactions contemplated by the Documents or otherwise referred to herein or therein.

          5C.05  Merger Documents.  On or prior to the Merger Date, there shall
                 ----------------
have been delivered to the Agent true and correct copies of all Merger Documents not delivered to the Agent on or prior to the Initial Borrowing Date, which Merger Documents shall be required to be in form and substance satisfactory to the Agent and the Required Banks. All material conditions precedent to the consummation of the Merger shall have been satisfied (and not waived without the consent of the Agent and the Required Banks).

          5C.06  Merger Date Refinancing.  (a)  On the Merger Date and
                 -----------------------
concurrently with the Credit Events then occurring, (x) all Designated Existing Indebtedness to be repaid or retired on the Merger Date shall have been repaid in full, together with all fees thereon and other amounts then owing pursuant to the master leases governing such Designated Existing Indebtedness, (y) all outstanding Merger Bridge Loans, if any, shall have been re paid in full, together with all accrued but unpaid interest thereon and all other amounts owing pursuant to the Merger Bridge Loan Documents and (z) the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5C.06 have been satisfied at such time.

          (b) On the Merger Date and concurrently with the Credit Events then occurring, all security interests in respect of, and Liens securing, the Designated Existing Indebtedness referred to in clause (a) above shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement Form UCC-1 or the appropriate equivalent was filed with respect to SMT and its Subsidiaries in connection with the security interests created with respect to such Designated Existing Indebtedness and the documentation related thereto, all of which shall be in form and substance satisfactory to the Agent and the Required Banks.

          5C.07  Payment of Fees.  On the Merger Date, all costs, fees and
                 ---------------
expenses, and all other compensation due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.


          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including Loans made on the Initial Borrowing Date and on the Merger Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Agent shall have received a Notice of Borrowing meeting the requirements of
Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          6.03  Merger Conditions.  At the time of any Credit Event occurring
                -----------------
after the consummation of the Merger, all conditions precedent set forth in
Section 5C shall have been satisfied (or waived with the consent of the Agent and the Required Banks) on the Merger Date.

          Notwithstanding anything to the contrary contained in this Section 6, the obligation of each Bank to make Term Loans after the Initial Borrowing Date and on or prior to the Merger Date shall not be subject to the satisfaction of the conditions precedent contained in Section 6.01(ii), to the extent that
Section 6.01(ii) requires the Excluded Representations to be true and correct in all material respects on and as of the date of the making of such Term Loans (or if stated to relate to a specific earlier date, as of such earlier date).

          Subject to the limitations contained in the immediately preceding paragraph, the occurrence of the Initial Borrowing Date, each Interim Refinancing Date and the Merger Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each of Holdings and each Borrower to the Agent and each of the Banks that all the conditions specified in Sections 5A, 5B and 5C and in this Section 6 and applicable to such Credit Event (other than such conditions that are subject to the satisfaction of the Agent and/or the Required Banks) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5A, 5B and 5C and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Banks.


          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and each Borrower makes the following representations and warranties with the Banks, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed, subject to the last paragraph of this Section 7, to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          7.01  Corporate Status.  Each of Holdings and each of its Subsidiaries
                ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently pro poses to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          7.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforce able in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Existing Indebtedness) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

          7.04  Litigation.  There are no actions, suits, proceedings or
                ----------
investigations pending or threatened (i) with respect to any Credit Document,
(ii) with respect to the Transaction or any other Document that could reasonably be expected to have a Material Adverse Effect, or (iii) with respect to Holdings or any of its Subsidiaries (x) that are likely to have a Material Adverse Effect or (y) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agent or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Addi-tionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          7.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Term Loans incurred (i) on the Initial Borrowing Date, shall be utilized by Acquisition Corp. to finance the acquisition of Shares pursuant to the Tender Offer and directors' Warrants in connection therewith and to pay the fees and expenses incurred in connection therewith, provided that not more than $3.0 million of proceeds of such Term Loans may be utilized on the Initial Borrowing Date by Acquisition Corp. to make loans to, or investments in, SMT, so long as SMT uses all proceeds thereof to purchase and retire options to purchase Shares, (ii) after the Initial Borrowing Date and prior to the Merger Date, shall be used to pay interest on all then outstanding Term Loans and all TL Commitment Fees as and when due and payable and (iii) on the Merger Date, shall be used to pay consideration in connection with the Merger and repay any outstanding Merger Bridge Loans and to pay fees and expenses incurred in connection therewith (including, without limitation, fees or expenses of the Apollo Group payable in accordance with provisions of this Agreement) and, to the extent in excess thereof, for the general corporate purposes of the Borrower and its Subsidiaries.

          (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries, including, but not limited to, Permitted Acquisitions and refinancing Existing Indebtedness.

          (c) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the pro visions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, in either case, in violation of Regulation G, T, U or X.

          7.06  Governmental Approvals.  (a) Except as may have been obtained or
                ----------------------
made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          (b) Except (w) as may have been obtained or made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), (x) for the filing of the merger certificate in connection with the Merger (which filing, if this representation or warranty is made on the Merger Date, has been made), (y) notice filings with respect to an outstanding certificate of need application in the State of Virginia and (z) for filings and consents required under applicable state and federal securities laws (which filings and consents, if this representation and warranty is made on the Merger Date, have been made and obtained), no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document (other than any Credit Document) or (ii) the legality, validity, binding effect or enforceability of any Document (other than any Credit Document).

          7.07  Investment Company Act.  Neither Holdings nor any of its Subsidi
                ----------------------
aries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.08  Public Utility Holding Company Act.  Neither Holdings nor any of
                ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          7.10  Financial Condition; Financial Statements.  (a)  (i) On and as
                -----------------------------------------
of the Initial Borrowing Date, on a pro forma basis after giving effect to the
                                    --- -----
Tender Offer, the Equity Financing and the Initial Refinancing and to all Indebtedness (including the Loans and, if incurred, the Merger Bridge Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to con duct its or their business.

          (ii) On and as of each of the Initial Borrowing Date and the Merger Date, on a pro forma basis after giving effect to the Transaction and all other
           --- -----
transactions contemplated by the Documents and to all Indebtedness (including the Loans and, if incurred, the Merger Bridge Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis), (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business.

          (iii) For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (i) The consolidated balance sheets of SMT at December 31, 1995, December 31, 1996 and March 31, 1997, and the related statements of income and cash flows and changes in shareholders' equity of SMT for the fiscal years or three-month period, as the case may be, ended as of said dates, and (ii) the Pro-Forma Balance Sheet, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the respective consolidated financial condition of SMT at the dates of said financial statements and the results for the periods covered thereby (or, in the case of the Pro Forma
                                                                --- -----
Balance Sheet, presents a good faith estimate of the consolidated pro forma
                                                                  --- -----
financial condition of SMT (after giving effect to the Transaction at the date thereof), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid

Pro Forma Balance Sheet) have been prepared in accordance with GAAP
--- -----
consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (c) Since December 31, 1996 (but after giving effect to the Transaction as if same had occurred prior thereto), nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 7.10(b) and the Indebtedness incurred under this Agreement, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business and obligations arising under the Merger Documents and commitments to purchase MRI Units) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole, the Borrower and its Subsidiaries taken as a whole or the Borrower and (ii) neither Holdings nor any Borrower knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

          (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b), and are based on good faith estimates and assumptions made by the management of Holdings. On the Initial Borrowing Date, such management believed that the Projections were reasonable and attainable. There is no fact known to Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          7.11  Security Interests.  On and after the Initial Borrowing Date,
                ------------------
each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto and (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and (e) of
Section 9.03), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5A.11 or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12 and 9.15.

          7.12  Compliance with ERISA.  Schedule V sets forth each Plan; each
                ---------------------
Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Sec tion 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          7.13  Capitalization.  (a)  On the Initial Borrowing Date and after
                --------------
giving effect to the Tender Offer and the Equity Financing, the authorized capital stock of Holdings shall consist of 1000 shares of common stock, $.01 par value per share (the "Holdings Common Stock"), of which 100 shares shall be issued and outstanding and owned by the Equity Investors. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, on the Initial Borrowing Date Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (b) On the Initial Borrowing Date and after giving effect to the Tender Offer and the Equity Financing, the authorized capital stock of Acquisition Corp. shall consist of 1,000 shares of common stock, $.01 par value per share, 100 of which shares shall be issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. On the Initial Borrowing Date, Acquisition Corp. does not have outstanding any securities convertible into or exchangeable for its capital stock or outstand-ing any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (c) On the Initial Borrowing Date and after giving effect to the Tender Offer and the Equity Financing, the authorized capital stock of SMT shall consist of (i) 20,000,000 shares of common stock, $.01 par value per share, 5,746,259 of which shares shall be issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, on the Initial Borrowing Date SMT does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14  Subsidiaries.  (a)  Prior to the consummation of the Tender
                ------------
Offer, (i) Holdings has no Subsidiaries other than Acquisition Corp. and (ii) Acquisition Corp. has no Subsidiaries.

          (b) On and as of the Initial Borrowing Date and after giving effect to the consummation of the Tender Offer, Holdings has no Subsidiaries other than Acquisition Corp. and its Subsidiaries, Acquisition Corp. has no Subsidiaries other than SMT and its Subsidiaries, and SMT has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Tender Offer, the percentage ownership (direct and indirect) of SMT in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of SMT have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Initial Borrowing Date, no Subsidiary of SMT has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.15  Intellectual Property, etc.  Each of Holdings and each of its
                ---------------------------
Subsidiaries owns all patents, trademarks, permits, service marks, trade names, technology copy rights, licenses, franchises and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, and has in full force and effect all accreditations and certifications, reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

          7.16  Compliance with Statutes, etc.  Each of Holdings and each of its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

          7.17  Environmental Matters.  (a)  Each of Holdings and each of its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the best knowledge of Holdings and the Borrower after due inquiry, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of such Real Property by Holdings' or such Subsidiary's business. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          7.18  Properties.  All Real Property owned by Holdings or any of its
                ----------
Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting lease hold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule III or in the financial statements referred to in Section 7.10(b) (including the Pro Forma Balance Sheet), free and clear of all Liens,
                       --- -----
other than Permitted Liens.

          7.19  Labor Relations.  Neither Holdings nor any of its Subsidiaries
                ---------------
is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          7.20  Tax Returns and Payments.  Each of Holdings and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately dis closed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Each of Holdings and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.21  Existing Indebtedness.  Schedule IV sets forth a true and
                ---------------------
complete list of all Existing Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date after giving effect to the repayment of Designated Indebtedness on such Initial Borrowing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.22  Insurance.  Set forth on Schedule VIII hereto is a true, correct
                ---------
and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

          7.23  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          7.24  Offer to Purchase.  At the time of their dissemination to the
                -----------------
public, the Offer to Purchase and any amendments or supplements thereto and all documents required to be filed by Holdings or Acquisition Corp., pursuant to the Securities Exchange Act of 1934, as amended, copies of which documents have been or will be delivered to each Bank (other than exhibits to such filings, which have been made available to each Bank upon request therefor), do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

          7.25  Tender Offer.  At the time of consummation thereof, the Tender
                ------------
Offer shall have been consummated in accordance with the terms of the Tender Offer Documents and all applicable laws. At the time of consummation of the Tender Offer, all third party approvals and all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Tender Offer (or otherwise referred to in the Offer to Purchase) will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Tender Offer. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Tender Offer, or the occurrence of any Credit Event or the performance by Holdings or any of its Subsidiaries of their respective obligations under the respective Documents. All actions taken by Holdings or any of its Subsidiaries pursuant to or in furtherance of the Tender Offer have been taken in compliance with the Tender Offer Documents and all applicable laws. On the Initial Borrowing Date, a sufficient number of Shares have been tendered and purchased by Acquisition Corp. pursuant to the Offer to Purchase to permit Acquisition Corp. to consummate the Merger with only the vote of the Shares owned by it, and no other vote (including, without limitation, of any other shareholder of SMT) shall be required in order to consummate the Merger. There is no applicable state shareholder protection, anti-takeover or other legislation which would delay, or prevent, the consummation of the Acquisition.

          7.26  Merger.  At the time of consummation thereof, the Merger shall
                ------
have been consummated in accordance with the terms of the Merger Documents and all applicable laws. At the time of consummation of the Merger, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Merger will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Merger. Additionally, there does not exist any judgment, order or injunction prohibiting the Merger, or the occurrence of any Credit Event or the performance by Holdings or any of its Subsidiaries of their respective obligations under the respective Documents. All actions taken by Holdings or any of its Subsidiaries pursuant to or in furtherance of the Merger have been taken in compliance with the Merger Documents and all applicable laws.

          7.27  Special Purpose Corporations.  (a)  Holdings and Acquisition
                ----------------------------
Corp. were formed to effect the Transaction. Prior to the consummation of the Tender Offer, (i) Holdings had no significant assets (other than the capital stock of Acquisition Corp.) or liabilities (other than those liabilities under the Acquisition Documents and, on and after the execution and delivery thereof, the Merger Bridge Loan Documents and such other liabilities arising in connection with the Transaction) and (ii) Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the Acquisition Documents and such other liabilities arising in connection with the Transaction).

          (b) After the consummation of each of the Tender Offer and the Merger, Holdings has no significant assets (other than the capital stock of Acquisition Corp. (in the case of the Tender Offer) or SMT (in the case of the Merger) and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 9.01(b)) or liabilities (other than under this Agreement and the other Documents to which it is a party, those liabilities permitted to be incurred by Holdings pursuant to
Section 9.01(b) and such other liabilities arising in connection with the Transaction).

          Notwithstanding anything to the contrary contained in this Section 7, each incurrence of Term Loans after the Initial Borrowing Date and on or prior to the Merger Date shall not be deemed to constitute a representation or warranty that the matters specified in the Excluded Representations are true and correct in all material respects on and as of the date of such incurrence of Term Loans (or if same are stated to relate to a specific earlier date, on and as of such earlier date).


          SECTION 8.  Affirmative Covenants.  Holdings and the Borrowers hereby
                      ---------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          8.01  Information Covenants.  Holdings will furnish to each Bank:
                ---------------------

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by the chief financial officer or other Authorized Officer of Holdings, subject to normal year-end audit adjustments and the absence of footnotes.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(d) and (ii) management's discussion and analysis of the most important operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (c)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
     each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to
     Section 8.01(d) and (except for such comparable budgeted figures) certified by KPMG Peat Marwick LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof.

          (d)  Budgets, etc.  Not more than 60 days after the commencement of
               -------------
     each fiscal year of Holdings, budgets of Holdings and its Subsidiaries (x) in reasonable detail for each of the twelve months of such fiscal year and
     (y) in summary form for each of the five fiscal years immediately following such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(a), (b) and (c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of Holdings, set forth (x) the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03, 9.02, 9.04(d), (f) and (g) and 9.05(a), (g), (l) and (m) and 9.08 through and including 9.11 as at the end of such fiscal quarter or year, as the case may be, and (y) the calculation of the Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of Holdings, as the case may be. In addi-tion, at the time of the delivery of the financial statements provided for in Section 8.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth (in reasonable detail) (i) the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year and (ii) the calculations required to establish whether the Borrower was in compliance with Section 4.02(c) for the respective fiscal year.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after an officer of Holdings or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action Holdings or the respective Borrower proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness of Holdings or any of its Subsidiaries in an aggregate principal amount in excess of $500,000 or (z) with respect to any Document (other than such Documents referred to in clause (vii) of the definition thereof), (iii) any governmental investigation pending or threatened against Holdings or any of its Subsidiaries and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

          (g)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries and the management's non-privileged responses thereto.

          (h)  Environmental Matters.  Promptly after an officer of Holdings or
               ---------------------
     any of its Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to Holdings or any of its Subsidiaries in excess of $200,000), written notice of:

                 (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

                 (ii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                 (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the respective Borrower's response or proposed response thereto. In addition, Holdings agrees to provide the Banks with copies of all material communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Laws or to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
     (i)-(iv) above as may reasonably be requested by the Agent or the Required Banks.

          (i)  Annual Meetings with Banks.  At the request of the Agent,
               --------------------------
     Holdings shall within 120 days after the close of each of its fiscal years, hold a meeting (at a mutually agreeable location and time) open to all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (j)  Notice of Commitment Reductions and Mandatory Repayments.  On or
               --------------------------------------------------------
     prior to the date of any reduction to the Total Commitment or any mandatory repayment of outstanding Term Loans pursuant to any of Sections 4.02(c) through (g), inclusive, the respective Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to each of the Total Term Loan Commitment, the Total Revolving Loan Commitment or the outstanding Term Loans, as applicable, and the calculation thereof (in reasonable detail).

          (k)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          8.02  Books, Records and Inspections.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of the Borrowers, officers and designated representatives of the Agent or the Required Banks to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may desire.

          8.03  Insurance.  (a)  Holdings will, and will cause each of its
                ---------
Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accor-dance with industry practice and (ii) furnish to the Agent and each of the Banks, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings will at all times cause insurance of the types described in Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are consistent with its practices immediately before the Initial Borrowing Date, taking into account the age and fair market value of equipment. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained. The provisions of this
Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

          (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep the respective property of Holdings and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, Holdings or any Subsidiary of Holdings) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

          (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Payment of Taxes.  Holdings will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not other wise permitted under Section 9.03(a); provided, that neither Holdings nor any of its Subsidiaries shall be required
--------
to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate re serves with respect thereto in accordance with GAAP.

          8.05  Corporate Franchises.  Holdings will do, and will cause each of
                --------------------
its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses, certifications, accreditations and patents, except for rights, franchises, authority to do business, licenses, certifications, accreditations and patents the loss of which (individually and in the aggregate) could not reasonably be expected to have a Material
Adverse Effect; provided, however, that any transaction permitted by Section
                --------  -------
9.02 will not constitute a breach of this Section 8.05.

          8.06  Compliance with Statutes; etc.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          8.07  Compliance with Environmental Laws.  (a) (i)  Holdings will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or here after owned or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause
(i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unin-tentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), Holdings agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided
                                                                       --------
that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holdings will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agent, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Agent or the Required Banks) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under
Section 8.01(h) for any event for which notice is required to be delivered for any such Real Property or (iii) the Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.17 or 8.07(a). If Holdings fails to provide the same within 60 days after such request was made, the Agent may order the same, and Holdings shall grant and hereby grants, to the Agent and the Banks and their agents access to such Real Property and specifically grants, the Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings' expense.

          8.08  ERISA.  As soon as possible and, in any event, within ten days
                -----
after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Holdings will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          8.09  Good Repair.  Holdings will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.10  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          8.11  Additional Security; Further Assurances.  (a)  Holdings will,
                ---------------------------------------
and will cause each of its Domestic Subsidiaries (and to the extent Section 8.12 is operative, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and real property of Holdings and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including, without limitation, reregistering the certificate of title of any MRI Unit in any state in which such MRI Unit operates, to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection of its security interest in such Collateral). Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 8.11 has been complied with.

          (c) Each of the Credit Parties agrees that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 8.11.

          8.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for SMT reasonably acceptable to the Agent does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agent and SMT, with respect to any Foreign Subsidiary of Holdings which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign

Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of SMT under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Agent.

          8.13  Ownership of Subsidiaries.  Except to the extent expressly
                -------------------------
permitted herein or as otherwise expressly consented in writing by the Required Banks, each Credit Party shall directly or indirectly own 100% of the capital stock or other equity interests of each of their respective Subsidiaries.

          8.14  Permitted Acquisitions.  (a)  Subject to the provisions of this
                ----------------------
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, SMT may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Banks otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Agent and the Banks at least 10 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) for the period of four (except
Section 9.11, which is measured on a two quarter-annualized basis as provided in the relevant defined terms as used therein) consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma Basis as if
                                                           --- -----
the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08, 9.09, 9.10 and

9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower provides to the Agent and the Banks as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the estimated probable amount of the net present value of contingent tax (other than taxes on future net income), ERISA, environmental or other contingent liabilities arising out of the proposed Permitted Acquisition does not exceed $5,000,000, (viii) after giving effect to each Permitted Acquisition (and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection therewith and all capital expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within 90 days following such Permitted Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $5,000,000 and (ix) the Borrower shall have delivered to the Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, (vii) and (viii) and containing the calculations required by the preceding clauses (iii), (iv), (vii) and (viii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

          (c) Holdings shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.15, to the satisfaction of the Agent.

          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Holdings and the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          8.15  Maintenance of Corporate Separateness.  Holdings will, and will
                -------------------------------------
cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or any of its Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

          8.16  Performance of Obligations.  Holdings will, and will cause each
                --------------------------
of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.17  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 7.05.

          8.18  Interest Rate Protection.  No later than 150 days following the
                ------------------------
Initial Borrowing Date, Acquisition Corp. shall enter into Interest Rate Protection Agreements, satisfactory to the Agent, with a term of at least three years, establishing a fixed or maximum interest rate acceptable to the Agent in respect of at least $15,000,000 of outstanding Term Loans.

          8.19  Contributions; Payments; etc.  (a)  Holdings will contribute as
                -----------------------------
an equity contribution to the capital of Acquisition Corp. (or SMT, as its successor by merger) upon its receipt thereof, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness (other than, to the extent incurred, the Merger Bridge Loans), any Recovery Event, any sale or issuance of its preferred or common equity or any cash capital contributions received by Holdings.

          (b) Acquisition Corp. (or SMT, as its successor by merger) will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Term Loans to the extent required by Section 4.02.

          8.20  Consummation of the Merger.  (a) Holdings will, and will cause
                --------------------------
each of its Subsidiaries to, consummate the Merger (x) by October 15, 1997 in the event the 90% Requirement is met or (y) within 120 days following the Initial Borrowing Date in the event the 90% Requirement is not met. On the Merger Date (and whether or not any Loans are incurred on such date), Holdings will, and will cause each of its Subsidiaries to, take all actions required to be taken by the respective Credit Parties pursuant to
Section 6.

          (b) Promptly following the consummation of the Merger, SMT, as the surviving corporation of the Merger, shall execute and deliver an Acknowledgment Agreement in the form of Exhibit O. After giving effect to the Merger, SMT shall succeed to all rights and obligations of Acquisition Corp. as were existing immediately prior to the Merger (including, without limitation, all obligations under this Agreement and the other Credit Documents to which Acquisition Corp. is a party). Simultaneously with the consummation of the Merger, all capital stock of SMT, as the surviving corporation of the Merger, shall be pledged pursuant to the Pledge Agreement, and all stock certificates evidencing such shares of capital stock of SMT after giving effect to the Merger shall, to the extent not theretofore so delivered, be delivered to the Collateral Agent.

          8.21 Margin Stock.  Holdings will, and will cause each of its
               ------------
Subsidiaries to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreement shall constitute Margin Stock; provided that (i) in the event that the
                                         --------
90% Requirement is not satisfied, on and after the Initial Borrowing Date and prior to the Merger Date, the Shares acquired pursuant to the Tender Offer shall be pledged pursuant to the Pledge Agreement and (ii) upon the consummation of the Merger, Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required to ensure that no Shares acquired pursuant to the Tender Offer shall continue to, or at any time thereafter, constitute Margin Stock. Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required, or as may be reasonably requested by the Agent, to establish compliance with Regulations G, T, U and X (as applicable).


          SECTION 9.  Negative Covenants.  Holdings and the Borrowers hereby
                      ------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          9.01  Changes in Business.  (a)  Holdings and its Subsidiaries will
                -------------------
not engage in any business other than a Permitted Business.

          (b) Notwithstanding the foregoing, Holdings will not engage in any business other than its ownership of the capital stock of Acquisition Corp. (or SMT, as its successor) and those obligations of officers and employees of Holdings permitted by Section 9.05(h) and other than having those liabilities which it is responsible for (or permitted to be incurred by it) under this Agreement and the other Documents to which it is a party, provided that Holdings
                                                          --------
may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          (c) Notwithstanding the foregoing, prior to the Merger Date, Acquisition Corp. will not engage in any business other than its ownership of the capital stock of SMT and having those liabilities which it is responsible for (or permitted to incur) under this Agreement and the other Documents to which it is a party; provided that Acquisition Corp. may engage in those
                     --------
activities that are incidental to (i) the maintenance of its corporate existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing activities and (iii) the entering into, and performance of its obligations under, this Agreement and the other Documents to which it is a party.

          9.02 Consolidation; Merger; Sale or Purchase of Assets; etc.  Holdings
               -------------------------------------------------------
will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, general intangibles and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) SMT and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real or personal property;

          (b) Capital Expenditures (including payments in respect of Capitalized Lease Obligations entered into after the Initial Borrowing Date, but excluding Capital Expenditures which may arise as a result of the purchase of any capital stock or equity interests in any other Person or by means of a purchase of assets constituting a business, division or product line of any Person, which expenditures may only be made pursuant to Permitted Acquisitions effected in accordance with the relevant provisions of this Agreement) by SMT and its Subsidiaries shall be permitted so long as same do not cause a violation of any of the other provisions of this Agreement;

          (c) Investments permitted pursuant to Section 9.05 and the liquidation of Cash Equivalents in the ordinary course of business;

          (d) SMT and any of its Subsidiaries may sell or otherwise dispose of assets (excluding capital stock of, or other equity interests in, Subsidiaries and MRI Units) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that except with respect to asset dispositions
                        --------
     or transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of SMT), (x) each such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by SMT in good faith, of any other consideration) shall be in the form of cash, (y) the aggregate Net Sale Proceeds of all assets sold or otherwise disposed of pursuant to this clause (d) shall not exceed $1,000,000 in the aggregate in any fiscal year of Holdings and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans (or reduce the Total Term Loan Commitment or Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (e) any Subsidiary of SMT may transfer assets to SMT or to any other Wholly-Owned Subsidiary of SMT, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (f) any Subsidiary of SMT may merge with and into, or be dissolved or liquidated into, SMT, so long as (i) SMT is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (g) any Subsidiary of SMT may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Domestic Subsidiary of SMT, so long as
     (i) such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (h) SMT shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14;

          (i) the Acquisition shall be permitted in accordance with the requirements of this Agreement;

          (j) SMT and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to or from third Persons or one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by SMT or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (k) SMT or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof; provided that (x)
                                                             --------
     the aggregate amount of all proceeds received by SMT and its Subsidiaries from all Permitted Sale-Leaseback Transactions in any fiscal year of Holdings shall not exceed $3,000,000 and (y) the aggregate amount of all proceeds received by SMT and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Effective Date shall not exceed $10,000,000;

          (l) SMT and any of its Subsidiaries may sell MRI Units which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business or otherwise require upgrading, provided that (i) any such sale shall be for an amount at least
                --------
     equal to the fair market value thereof (as determined in good faith by senior management of SMT), (ii) such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by SMT in good faith, of any other consideration) shall be in the form of cash, (iii) the Net Sale Proceeds from any such sale, when added to the aggregate Net Sale Proceeds of all other MRI Units sold pursuant to this clause (l) after the Effective Date, shall not exceed $5,000,000 and (iv) the Net Sale Proceeds from any such sale are applied to repay Term Loans (or reduce the Total Term Loan Commitment or Total Revolving Loan Commitment) as provided in
     Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (m) SMT and any of its Subsidiaries may effect MRI Replacements, provided that (i) any disposition of a MRI Unit pursuant to a MRI
     --------
     Replacement shall be for an amount (including any credits towards the purchase of a replacement Mobile MRI Unit) at least equal to the fair market value thereof (as determined in good faith by senior management of SMT) and (ii) the Net Sale Proceeds from any such disposition are applied to repay Term Loans (or reduce the Total Term Loan Commitment or Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement MRI Units or retained to the extent permitted by Section 4.02(c); and

          (n) in the event the 90% Requirement is satisfied, Holdings and any of its Subsidiaries may, after the Initial Borrowing Date and prior to the Merger Date, sell or otherwise dispose of Margin Stock owned by Holdings or such Subsidiary (including, without limitation, the Shares acquired by Acquisition Corp. pursuant to the Tender Offer) for cash consideration, so long as (i) any such sale or disposition shall generate proceeds equal to at least the fair market value of such Margin Stock (as determined in good faith by senior management of Holdings) and (ii) the Net Sale Proceeds from any such sale or disposition are applied to repay Term Loans (or reduce the Total Term Loan Commitment or Total Revolving Loan Commitment) as provided in Section 4.02(i).

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise dis posed of as permitted by this Section 9.02, such Collateral (unless transferred to SMT or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          9.03 Liens.  Holdings will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of SMT or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', ware housemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of SMT or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Initial Borrowing Date (i) which are listed, and the property subject thereto described, in Schedule IX, without giving effect to any extensions or renewals thereof and (ii) which secure Designated Indebtedness, provided that such Liens are discharged on the Initial Borrowing Date pursuant to the Initial Refinancing;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that the amount of cash and property (determined on a fair market
     --------
     value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $1,000,000 at any time;

          (f) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of SMT and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by SMT and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by SMT and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided
                                                                        --------
     that the aggregate amount of deposits at any time pursuant to sub-clause
     (y) and sub-clause (z) shall not exceed $500,000 in the aggregate;

          (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of SMT or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of SMT or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases;

          (j)  Liens created pursuant to Capital Leases permitted pursuant to
     Section 9.04(d), provided that (x) such Liens only serve to secure the
                      --------
     payment of Indebtedness arising under such Capitalized Lease Obligation (and other Indebtedness permitted by Section 9.04(d) and incurred from the same Person as such Indebtedness) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of SMT or any of its Subsidiaries (other than other assets subject to Capitalized Lease Obligations and/or Indebtedness incurred pursuant to
     Section 9.04(d), in each case owing to the same Person as such Capitalized Lease Obligation);

          (k)  Permitted Encumbrances;

          (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided
                                                                    --------
     that (i) any such Liens attach only to the assets so purchased (and such other assets provided by the same financing source), (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to
     Section 9.04(d);

          (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of SMT in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(f), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of SMT or any of its Subsidiaries; and

          (n) if the 90% Requirement is satisfied, for the period commencing on the Initial Borrowing Date and ending on the Merger Date, Liens on Margin Stock owned by Holdings and its Subsidiaries (including the Shares acquired by Acquisition Corp. pursuant to the Tender Offer).

          9.04 Indebtedness.  Holdings will not, and will not permit any of its
               ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) (i) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule IV (as reduced by any repayments thereof after the Initial Borrowing Date), without giving effect to any subsequent extension, renewal or refinancing thereof and (ii) Designated Indebtedness existing on the Initial Borrowing Date, provided that such Designated Indebtedness is discharged on pursuant to the Initial Refinancing;

          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect any Borrower against fluctuations in interest rates in respect of the Obligations otherwise permitted under this Agreement;

          (d) Capitalized Lease Obligations and Indebtedness of SMT and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(l), provided, that the sum of (x) the
                                            --------
     aggregate outstanding amount of Capitalized Lease Obligations incurred on and after the Effective Date (including Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions) plus (y) the aggregate outstanding principal amount of all
                   ----
     such purchase money Indebtedness incurred on and after the Effective Date, when added to the aggregate principal amount of Permitted Acquired Debt outstanding at such time, shall not exceed $15,000,000;

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(f);

          (f) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"); provided that (i) such Indebtedness was not incurred in connection with, or
     --------
     in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ii), and (iii) the aggregate principal amount of all Permitted Acquired Debt at any time outstanding, when added to the sum of the aggregate outstanding principal amount of all Capitalized Lease Obligations (including Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions) and purchase money Indebtedness incurred on and after the Effective Date and permitted pursuant to Section 9.04(d), shall not exceed $15,000,000;

          (g) Indebtedness constituting Merger Bridge Loans to the extent incurred by Holdings in accordance with the requirements of Section 5A.08 (as reduced by any principal repayments thereof);

          (h) Indebtedness of Holdings or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (i) Contingent Obligations of (x) Holdings or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which Holdings or any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder and (y) Holdings or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture is a party or any contract entered into by such Joint Venture in the ordinary course of business; provided that the maximum liability of Holdings or any of its Subsidiaries in respect of any obligations as described pursuant to preceding clause (y) is permitted as an Investment on such date pursuant to the requirements of Section 9.05(l); and

          (j) Permitted Subordinated Indebtedness incurred in accordance with the requirements of the definition thereof and additional unsecured Indebtedness of SMT and its Subsidiaries not otherwise permitted hereunder, so long as the aggregate principal amount of all Indebtedness permitted by this clause (j), when added to the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Effective Date pursuant to Section 9.13(c), does not exceed $15,000,000 at any time outstanding.

          9.05  Advances; Investments; Loans.  Holdings will not, and will not
                ----------------------------
permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except:

          (a)  SMT and its Subsidiaries may invest in cash and Cash Equivalents,

     provided that during any time that Revolving Loans or Swingline Loans are
     --------
     outstanding the aggregate amount of cash and Cash Equivalents held by SMT and its Subsidiaries shall not exceed $2,000,000 for any period of three consecutive Business Days;

          (b) SMT and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dis chargeable in accordance with customary trade terms (including the dating of receivables) of SMT or such Subsidiary;

          (c) SMT and its Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 9.04(c) shall be permitted;

          (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof;

          (f) after the Merger Date, the Borrower may make intercompany loans and advances to any Subsidiary Guarantor, and any Subsidiary Guarantor may make intercompany loans and advances to the Borrower or any other Subsidiary Guarantor (collectively, "Intercompany Loans"), provided, that
                                                                --------
     (x) each Intercompany Loan shall be evidenced by an Intercompany Note and
     (y) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (g) loans and advances by SMT and its Subsidiaries to employees of Holdings and its Subsidiaries in connection with relocations, purchases by such employees of Holdings Common Stock or options or similar rights to purchase Holdings Common Stock and other ordinary course of business purposes shall be permitted, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

          (h) after the Merger Date, Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock, so long as no cash is actually advanced by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (i) Holdings may make equity contributions to the capital of Acquisition Corp. (or SMT as its successor by merger) and, on the Initial Borrowing Date, not more than $3.0 million of proceeds of Term Loans may be loaned by Acquisition Corp. to, or invested by Acquisition Corp. in, SMT as contemplated by Section 7.05(a)(i);

          (j) after the Merger Date, the Borrower may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions as used therein;

          (k) Holdings and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

          (l) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, SMT shall be permitted to make Investments in any Joint Venture on any date in an amount not to exceed the Available JV Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (i) any such Investment may be in the form of a contribution of an MRI Unit or Units to such Joint Venture and (ii) to the extent SMT or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (l) (which cash return may be made by way of repayment of principal in the case of loans
     and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments), then the amount of such return of investment shall, upon the Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available JV Basket Amount, provided that the aggregate amount of
                                     --------
     increases to the Available JV Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available JV Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (l);

          (m) the Acquisition shall be permitted; and

          (n) in addition to investments permitted by clauses (a) through (m) of this Section 9.05, SMT and its Subsidiaries may make additional loans, advances and investments to or in a Person not an Affiliate in an aggregate amount for all loans, advances and investments made pursuant to this clause
     (n) (determined with out regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments, not to exceed $250,000.

          9.06  Dividends; etc.  Holdings will not, and will not permit any of
                ---------------
its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

               (i) any Subsidiary of a Borrower may pay Dividends to such Borrower or any Wholly-Owned Subsidiary of such Borrower;

               (ii) after the Merger Date, Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, as the case may be, held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, provided that (w) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash, forgiveness of liabilities and/or Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of liabilities so forgiven and (C) the aggregate amount of all cash principal and interest payments made on Shareholder Subordinated Notes shall not exceed $3,000,000, and (y) at the time of any cash payment or forgiveness of liabilities permitted to be made pursuant to this Section 9.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

               (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings for the purposes described in clause (ii) of this Section 9.06;

               (iv) Acquisition Corp. (or SMT as its successor by merger) may pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, directors and professional fees and expenses) and other similar corporate overhead costs and expenses, provided, that the aggregate amount of cash Dividends paid pursuant to this
     --------
     clause (iv) during any fiscal year of the Borrower shall not exceed
     $500,000;

               (v) after the Merger Date, the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided, that (x) the amount of cash Dividends paid
                       --------
     pursuant to this clause (v) to enable Holdings to pay federal and state income taxes at any time shall not exceed the amount of such federal and state income taxes owing by Holdings at such time for the respective period and (y) any refunds received by Holdings shall promptly be returned by Holdings to the Borrower;

               (vi) on the Merger Date, the Borrower may pay cash Dividends to Holdings for the purpose of paying, and so long as Holdings immediately utilizes the full amount of such cash Dividend to pay, interest on, and principal of, any outstanding Merger Bridge Loans;

               (vii) after the Merger Date, so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay regularly accruing cash Dividends on Disqualified Preferred Stock issued after the Merger Date pursuant to Section 9.13(c), with such Dividends to be paid in accordance with the terms of the respective certificate of designation therefor; and

            (viii) on, or promptly after, the Initial Borrowing Date, SMT may redeem options for its common stock, with the aggregate amount expended in connection with such redemptions not to exceed $4,000,000.

          9.07  Transactions with Affiliates.  Holdings will not, and will not
                ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be reasonably expected to be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the
                                                          --------
following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among Holdings and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06 shall be permitted;
(iii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment, on a quarterly basis, of management fees to Apollo Group in an aggregate amount not to exceed $62,500 in any fiscal quarter of Holdings pursuant to, and in accordance with the terms of, the Apollo Management Agreement, provided that if during any fiscal quarter of Holdings, a
                      --------
Default or Event of Default is in existence and such management fees cannot be paid as provided above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof; (iv) customary fees to non-officer directors of Holdings and its Subsidiaries; (v) Holdings and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) the payment on the Merger Date of one time consulting fees to Apollo in an aggregate amount not to exceed $1,000,000 and (vii) the reimbursement of Apollo for its reasonable out-of-pocket expenses incurred in connection with performing management services to Holdings and its Subsidiaries or in connection with the Transaction. In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Person except as specifically provided in this Section 9.07.

          9.08    Consolidated Fixed Charge Coverage Ratio.  Holdings will not
                  ----------------------------------------
permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings specified below to be less than the ratio set forth opposite such fiscal quarter below:


Fiscal Quarter Ended            Ratio
--------------------            -----

  June 30, 1998               0.85:1.00
  September 30, 1998          0.85:1.00
  December 31, 1998           0.85:1.00

  March 31, 1999              0.90:1.00
  June 30, 1999               1.00:1.00
  September 30, 1999          1.00:1.00
  December 31, 1999           1.00:1.00

  March 31, 2000              1.00:1.00

June 30, 2000                 1.00:1.00
September 30, 2000            1.05:1.00
December 31, 2000             1.10:1.00

March 31, 2001                1.20:1.00
June 30, 2001                 1.30:1.00
September 30, 2001            1.30:1.00
December 31, 2001             1.30:1.00

March 31, 2002                1.30:1.00
June 30, 2002                 1.30:1.00
September 30, 2002            1.30:1.00
December 31, 2002             1.30:1.00

March 31, 2003                1.30:1.00
June 30, 2003                 1.30:1.00

          9.09  Minimum Consolidated EBITDA.  Holdings will not permit
                ---------------------------
Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter of Holdings specified below to be less than the respective amount set forth opposite such fiscal quarter below:


Fiscal Quarter Ended               Amount
--------------------               ------
December 31, 1997                $14,000,000

March 31, 1998                   $14,500,000
June 30, 1998                    $15,000,000
September 30, 1998               $15,500,000
December 31, 1998                $16,000,000

March 31, 1999                   $16,500,000
June 30, 1999                    $17,000,000

September 30, 1999               $17,500,000
December 31, 1999                $18,000,000

March 31, 2000                   $18,500,000
June 30, 2000                    $19,000,000
September 30, 2000               $20,000,000
December 31, 2000                $21,000,000

March 31, 2001                   $21,500,000
June 30, 2001                    $22,000,000
September 30, 2001               $22,000,000
December 31, 2001                $22,000,000

March 31, 2002                   $22,000,000
June 30, 2002                    $22,000,000
September 30, 2002               $22,000,000
December 31, 2002                $22,000,000

March 31, 2003                   $22,000,000
June 30, 2003                    $22,000,000

       9.10  Consolidated Interest Coverage Ratio.  Holdings will not permit the
             ------------------------------------
Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of Holdings specified below to be less than the ratio set forth opposite such fiscal quarter below:


Fiscal Quarter Ended              Ratio
--------------------            ---------
March 31, 1998                  2.50:1.00
June 30, 1998                   2.50:1.00
September 30, 1998              2.50:1.00

December 31, 1998               2.75:1.00

March 31, 1999                  2.85:1.00
June 30, 1999                   2.95:1.00
September 30, 1999              3.05:1.00
December 31, 1999               3.15:1.00

March 31, 2000                  3.25:1.00
June 30, 2000                   3.35:1.00
September 30, 2000              3.45:1.00
December 31, 2000               3.55:1.00

March 31, 2001                  3.65:1.00
June 30, 2001                   3.75:1.00
September 30, 2001              3.75:1.00
December 31, 2001               3.75:1.00

March 31, 2002                  3.75:1.00
June 30, 2002                   3.75:1.00
September 30, 2002              3.75:1.00
December 31, 2002               3.75:1.00

March 31, 2003                  3.75:1.00
June 30, 2003                   3.75:1.00

          9.11  Adjusted Leverage Ratio.  Holdings will not permit the Adjusted
                -----------------------
Leverage Ratio on the last day of any fiscal quarter specified below to exceed the respective ratio set forth opposite such fiscal quarter below:


Fiscal Quarter Ended              Ratio
--------------------            ---------
December 31, 1997               4.25:1.00
March 31, 1998                  4.25:1.00

June 30, 1998                   4.25:1.00
September 30, 1998              4.00:1.00
December 31, 1998               3.75:1.00

March 31, 1999                  3.75:1.00
June 30, 1999                   3.75:1.00
September 30, 1999              3.50:1.00
December 31, 1999               3.25:1.00

March 31, 2000                  3.25:1.00
June 30, 2000                   3.25:1.00
September 30, 2000              3.00:1.00
December 31, 2000               2.75:1.00

March 31, 2001                  2.75:1.00
June 30, 2001                   2.75:1.00
September 30, 2001              2.50:1.00
December 31, 2001               2.25:1.00

March 31, 2002                  2.25:1.00
June 30, 2002                   2.25:1.00
September 30, 2002              2.25:1.00
December 31, 2002               2.25:1.00

March 31, 2003                  2.25:1.00
June 30, 2003                   2.25:1.00

Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.11 shall be made on a Pro Forma Basis and (ii) in no event shall the Adjusted Leverage Ratio
          --- -----
be greater than the Maximum Permitted Acquisition Leverage Ratio upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted
                                              --- -----
Acquisition effected after the Merger Date.

       9.12  Limitation on Voluntary Payments and Modifications of Indebtedness;
             -------------------------------------------------------------------
Modifications of Certificate of Incorporation, By-Laws and Certain Other
------------------------------------------------------------------------
Agreements; Issuances of Capital Stock; etc.  Holdings will not, and will not
--------------------------------------------
permit any of its Subsidiaries to:

               (i) amend or modify, or permit the amendment or modification of, any provision of any Shareholder Subordinated Note or after the incurrence or issuance thereof, any Qualified Preferred Stock or Permitted Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto in a manner that could reasonably be expected to in any way be adverse to the interests of the Banks;

               (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (i) the Permitted Subordinated Indebtedness or (ii) prior to the Merger Date, the Existing Indebtedness except in accordance with the provisions of Sections 5B and 5C;

               (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 9.06(ii); and

               (iv) amend, modify or change in any way adverse to the interests of the Bank in any material respect any Tax Allocation Agreement, any Management Agreement, any Equity Financing Document, any Acquisition Document, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock issued as permitted here in), By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock which could reasonably be expected to in any way be adverse to the interests of the Banks; provided that the foregoing clause shall not restrict the ability of Holdings and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement.

          9.13  Limitation on Issuance of Capital Stock.  (a)  Holdings will
                ---------------------------------------
not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Stock (other than Disqualified Preferred Stock and Qualified Preferred Stock issued pursuant to clauses (c) and (d) below, respectively) or any options, warrants or rights to purchase Preferred Stock or (ii) any redeemable common stock unless, in either case, the issuance thereof is, and all terms thereof are, satisfactory to the Required Banks in their sole discretion.

          (b) Holdings shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law and (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.15 may issue capital stock in accordance with the requirements of Section 9.15. All capital stock issued in accordance with this Section 9.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

          (c) Holdings may issue Disqualified Preferred Stock so long as (i) no Default or Event of Default then exists or would exist immediately after giving effect to the respective issuance, (ii) the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Effective Date pursuant to this Section 9.13(c) shall not to exceed, when combined with the aggregate principal amount of all then outstanding Indebtedness permitted by Section 9.04(j), $15,000,000, (iii) with respect to each issue of Disqualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Disqualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by Holdings) of the assets received therefor) shall not exceed the liquidation preference thereof at the time of issuance, (iv) calculations are made by Holdings of compliance with the covenants contained in Sections 9.08 through 9.11 for the Calculation Period most recently ended prior to the date of the respective issuance of Disqualified Preferred Stock, on a Pro Forma Basis after giving effect to the respective
                      --- -----
issuance of Disqualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Disqualified Preferred Stock had been consummated on the first day of the respective Calculation Period, and (v) Holdings shall furnish to the Agent a certificate by an Authorized Officer of Holdings certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.13(c) and containing the pro forma calculations required by the preceding clause (iv).
                   --- -----

          (d) Holdings may issue Qualified Preferred Stock so long as, with respect to each issue of Qualified Preferred Stock, Holdings receives reasonably equivalent consideration (as determined in good faith by Holdings).

          9.14  Limitation on Certain Restrictions on Subsidiaries.  (a)
                --------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings,
(y) make loans or advances to Holdings or any Subsidiary of Holdings or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of SMT or a Subsidiary of SMT and (v) customary provisions restricting assignment of any contract entered into by SMT or any Subsidiary of SMT in the ordinary course of business.

          (b) Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly agree to any consensual encumbrance or restriction on the ability of any Non-Subsidiary Joint Venture to (x) pay dividends or make other distributions on its capital stock or other interests or participations in its profits owned by Holdings or any Subsidiary of Holdings or (y) make loans or advances to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Non-Subsidiary Joint Venture, (iv) customary provisions restricting assignment of any contract entered into by such Joint Venture in the ordinary course of business, (v) normal restrictions (as determined in good faith by SMT) applicable to any Non-Subsidiary Joint Venture at the time of the establishment thereof (so long as not in connection with a Permitted Acquisition) and (vi) restrictions applicable to any Non-Subsidiary Joint Venture existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or Permitted Acquisition effected in accordance with Section 8.14; provided that the restrictions applicable to the respective Non-Subsidiary Joint Venture are not made worse, or more burdensome, from the perspective of Holdings and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition.

          9.15  Limitation on the Creation of Subsidiaries and Joint Ventures.
                -------------------------------------------------------------
(a) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of
Section 9.05(l)); provided that, on and after the Merger Date, the (A) Borrower
                  --------
and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 15 days' prior written notice thereof is given to the Agent (or such shorter period of time as is acceptable to the Agent), (ii) the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 8.12) promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Agent or the Required Banks, such new Subsidiary takes all actions required pursuant to
Section 8.11 and (B) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in preceding clause (A) shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock thereof owned by any Credit Party shall be pledged pursuant to the Pledge Agreement. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5A as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

          (b) Holdings will not, and will not permit any of its Subsidiaries to, enter into any Joint Ventures, except to the extent permitted by Section 9.05(l).


          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each, an "Event of Default"):

          10.01  Payments.  Any Borrower shall (i) default in the payment when
                 --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.10, 8.13, 8.14 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

          10.04  Default Under Other Agreements.  (a)  Holdings or any of its
                 ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and pay able, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment

(unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event
                                --------
of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $1,000,000 at any one time; or

          10.05  Bankruptcy, etc.  Holdings or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of the Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section

4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  (a)  Any Security Document shall cease to
                 ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          10.08  Guaranties.  The Guaranties or any provision thereof shall
                 ----------
cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $1,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          10.10  Ownership.  A Change of Control Event shall have occurred;
                 ---------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the Borrowers, except as otherwise specifically provided for in this Agreement (provided, that if an Event of
                                             --------
Default specified in Section 10.05 shall occur with respect to the Borrowers, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct SMT to pay (and SMT hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for SMT's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.


          SECTION 11.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acknowledgment Agreement" shall mean the Acknowledgment Agreement to be executed by SMT immediately after the consummation of the Merger, in the form of Exhibit O.

          "Acquisition" shall mean, collectively, (x) the purchase by Acquisition Corp. for cash of the outstanding Shares pursuant to the Offer to Purchase and (y) the Merger.

          "Acquisition Corp." shall have the meaning provided in the first paragraph of this Agreement.

          "Acquisition Corp. Guaranty" shall mean the guaranty of Acquisition Corp. pursuant to Section 15.

          "Acquisition Documents" shall mean and include the Tender Offer Documents and the Merger Documents.

          "Additional Security Documents" shall have the meaning provided in
Section 8.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less all net non-cash gains included in arriving at Consolidated Net Income for such period; provided that gains or losses from sales of assets (other than sales of inventory in the ordinary course of business) shall be excluded to the extent same would otherwise be included in Adjusted Consolidated Net Income for the respective period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Adjusted Leverage Ratio" shall mean, on any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date (determined after giving effect to the proviso to the definition of Consolidated EBITDA contained herein). All calculations of the Adjusted Leverage Ratio shall be made on a Pro Forma Basis,
                                                               --- -----
with determinations of Adjusted Leverage Ratio to give effect to all adjustments (including, without limitation, those specified in clause (v)) contained in the definition of "Pro Forma Basis" contained herein.
               --- -----

          "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists, (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RL Percentage shall
             --------
change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus
(iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to SMT as a preferential or similar payment in any bankruptcy or similar proceeding of SMT, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause
(B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Available Revolving Loan Commitment" shall mean at any time the Total Available Revolving Loan Commitment at such time less the aggregate Available Revolving Loan Commitments of all Defaulting Banks at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person; provided, however, that for purposes of Section 9.07,
                          --------  -------
an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 12.10.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Apollo Group" shall mean Apollo Advisors, L.P., Apollo Investment Fund, L.P., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Partners III, L.P., AIF II, L.P., and Apollo Advisors II, L.P., all Delaware limited partnerships (except that Apollo U.K. Partners III, L.P. is a limited partnership organized under the laws of England).

          "Apollo Management Agreement" shall mean the consulting agreement, dated August 6, 1997, between Apollo Advisors, L.P. and Acquisition Corp.

          "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Flow Payment Date 75%; provided if on the last day of the
                                       --------
relevant Excess Cash Flow Payment Period, the Interest Reduction Discount then in effect is 3/4 of 1% or greater, then the Applicable Excess Cash Flow Percentage shall instead be 50%.

          "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Revolving Loans (x) maintained as Base Rate Loans, 2.00% less the then applicable Interest Reduction Discount and (y) maintained as Eurodollar Loans, 3.00% less the then applicable Interest Reduction Discount and (ii) in the case of Term Loans (x) maintained as Base Rate Loans, 2.25% less the then applicable Interest Reduction Discount and (y) maintained as Eurodollar Loans, 3.25% less the then applicable Interest Reduction Discount.

          "Applicable Prepayment Percentage" shall mean, at any time, (i) for purposes of Sections 4.02(c) and 4.02(d), 100%, provided that if at any time the Interest Reduction Discount then in effect is 3/4 of 1% or greater, the Applicable Prepayment Percentage shall instead be 75% and (ii) for purposes of
Section 4.02(e), 50%, provided that if at any time the Interest Reduction Discount then in effect is 3/4 of 1% or greater, the Applicable Prepayment Percentage shall instead be 0%.

          "Applicable RL Commitment Fee Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%; provided, that if at any time the
                                         --------
Interest Reduction Discount then in effect is 3/4 of 1% or greater, then the Applicable RL Commitment Fee Percentage shall instead be 3/8 of 1%.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than Holdings or any Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) dispositions or transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (iii) any sale or other disposition of assets pursuant to a Permitted Sale-Leaseback Transaction effected in accordance with the definition thereof and the requirements of Section 9.02(k),
(iv) other sales and dispositions that generate Net Sale Proceeds of less than $250,000 in the aggregate in any fiscal year of Holdings and (v) any sale or other disposition of Margin Stock after the Initial Borrowing Date and prior to the Merger Date.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, and delivering financial information and officer's certificates pursuant to this Agreement, any treasurer or other financial officer of the Borrower and (ii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or either Borrower, in each case to the extent reasonably acceptable to the Agent.

          "Available JV Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $7,000,000 minus (ii) the aggregate amount of
                                             -----
Investments made (including for such purpose the fair market value of any MRI Unit contributed to any Joint Venture (as determined in good faith by senior management of SMT), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 9.05(l) after the Effective Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which Holdings or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by Holdings or any of its
                          -----
Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii), plus (v) the amount of any increase to the Available Basket Amount made after the Effective Date in accordance with the provisions of Section 9.05(l). In connection with the foregoing, it is understood that the acquisition of an Acquired Person which has ownership interests in one or more Joint Ventures, pursuant to a Permitted Acquisition effected in accordance with the relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to Section 9.05(l) and the Available JV Basket Amount shall not be reduced as a result of the payment of consideration owing to effect the Permitted Acquisition (although the Available JV Basket Amount would be affected to the extent preceding clauses (iii) or (iv) apply with respect to the Joint Venture so acquired or to the extent additional Investments are made in the respective Joint Venture pursuant to Section 9.05(l)).

          "Available Proceeds" shall have the meaning provided in Section 5A.08.

          "Available Revolving Loan Commitment" for any Bank shall mean, at any time, the Revolving Loan Commitment of such Bank as then in effect less such Bank's RL Percentage of the amount of the Blocked Commitment, if any, at such time.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(b), 1.01(d) or 2.03, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (z) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Blocked Commitment" shall mean, at any time, the aggregate outstanding principal amount of Existing Indebtedness (excluding Subleased Existing Indebtedness) at such time (giving effect to any reduction thereto to be effected on such date with proceeds of Revolving Loans or cash on hand);

provided further that, to the extent the aggregate principal amount of Existing
----------------
Indebtedness (excluding Subleased Existing Indebtedness) is on any date reduced to an amount less than $3.0 million (with such date being herein called the "Blocked Commitment Termination Date"), the Blocked Commitment shall be reduced to (and shall thereafter be) zero.

          "Blocked Commitment Termination Date" shall have the meaning assigned that term in the definition of Blocked Commitment.

          "Borrower" shall mean (x) prior to the Merger Date, each of (i) Acquisition Corp. in the case of Term Loans and (ii) SMT in the case of Revolving Loans and (y) at all times thereafter, SMT.

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Loan pursuant to a single
Tranche by a Borrower from all of the Banks having Commitments with respect to such Tranche on a pro rata basis on a given date (or resulting from conversions on a given date),
--- ----
having in the case of Eurodollar Loans the same Interest Period; provided, that
                                                                 --------
Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Calculation Period" shall have the meaning provided in Section 8.14.

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of SMT or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P's or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause
(ii), (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

          "Change of Control Event" shall mean, (I) at any time prior to the consummation of a Qualified IPO, (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in Acquisition Corp's (or SMT's, as its successor by merger) capital stock or (b) prior to the Merger Date, Acquisition Corp. shall cease to own directly at least 51% on a fully diluted basis of the economic and voting interest in SMT's capital stock, provided that this clause (b) shall not be applicable if the 90% Requirement is
--------
satisfied, or (c) Apollo Group and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in Holdings' capital stock or (d) Apollo Group and its Affiliates, together with the Management Participants and other investors which own shares of Holdings Common Stock on the Initial Borrowing Date, shall cease to own on a fully diluted basis in the aggregate at least a majority of the outstanding Voting Stock of Holdings or (e) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date, other than the Permitted Holders, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (B) obtained the power (whether or not exercised) to elect a majority of Holdings' directors or (e) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (f) a "change of control" or similar event shall occur as provided in any Existing Indebtedness, Permitted Debt, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Existing Indebtedness, Permitted Debt, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000 or (II) at any time after a Qualified IPO,
(a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than the Permitted Holders, shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock and Apollo Group and its Affiliates shall own less than such Person or "group" on a fully diluted basis of the economic and voting interest in Holdings' capital stock or (c) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (d) a "change of control" or similar event shall occur as provided in any Existing Indebtedness, Permitted Debt, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Existing Indebtedness, Permitted Debt, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5A.13.

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of Holdings and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes, restructuring costs or reserves, litigation costs or reserves and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holdings and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of Holdings and its Subsidiaries of the type described in clauses
(iii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of other Persons of the type referred to in preceding clauses (i) and (ii) of this definition; provided, that for purposes of this definition, (i) the amount of
            --------
Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss position, if any, of Holdings and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (ii) any Disqualified Preferred Stock of Holdings and any Preferred Stock of any of its Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Subsidiaries, determined on a consolidated basis, before Consolidated Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of (i) all amortization and depreciation and other non-cash items and (ii) any management fees and consulting fees paid pursuant to, and in accordance with the requirements of, clauses (iii) and (vi) of Section 9.07 during such period, in each case that were deducted in arriving at Consolidated EBIT for such period; provided that (x) without duplication of
                                      --------
amounts already included in Consolidated EBITDA, Consolidated EBITDA for any period shall be adjusted by adding thereto the amount of Total Non-Consolidated Joint Venture EBITDA for the respective period and (y) for purposes of any determination of the Adjusted Leverage Ratio or the Leverage Ratio in this Agreement, Consolidated EBITDA for any Test Period shall mean the product of (x) Consolidated EBITDA for the two most recent fiscal quarters ended during such Test Period multiplied by (y) 2.

          "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures made with the proceeds or credits from equipment exchanges, asset sales or insurance proceeds from any Recovery Event to the extent such proceeds are not required to be applied by the Borrower as a mandatory repayment pursuant to Section 4.02(c) or (f), as the case may be), and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding payments pursuant to the Refinancing and the principal component of any Capitalized Lease Obligation to the extent the Capital Expenditures financed pursuant to such Capitalized Lease Obligation were made after the Initial Borrowing Date and were included in the determination of Consolidated Fixed Charges in a prior period) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period). Notwithstanding anything to the contrary contained above, to the extent Consolidated Fixed Charges is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Fixed Charges for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus (ii) the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of Holdings and on any Preferred Stock of any of its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of Holdings as reflected in the audited consolidated financial statements of Holdings for its most recently completed fiscal year, which amounts described in preceding clause (ii) shall be treated as interest expense of Holdings and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of Holdings and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs or of any costs in respect of any Interest Rate Protection Agreement. Notwithstanding anything to the contrary contained above, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Net Income" shall mean, for any period, the net after tax income of Holdings and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary or non-recurring non-cash gains or non-cash losses to the extent not related to the operations of Holdings and its Subsidiaries, any other non-cash expenses incurred or payments made in connection with the Transaction, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies) by the Borrower and its Subsidiaries; provided that the following items shall be excluded in computing
              --------
Consolidated Net Income (without duplication): (i) the net income or net losses of any Person in which any Person or Persons other than Holdings and its Wholly-Owned Subsidiaries has an equity interest or interests, to the extent of such equity interests held by Persons other than Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued
                --- -----
prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          "Consolidated Subsidiary" shall mean each Subsidiary of SMT the financial results of which are consolidated with those of Holdings or SMT, in accordance with GAAP, for financial reporting purposes.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrowers and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Designated Existing Indebtedness" shall have the meaning provided in
Section 5B.01.

          "Designated Indebtedness" shall have the meaning provided in Section 5A.10.

          "Disqualified Preferred Stock" shall mean any Preferred Stock of Holdings other than Qualified Preferred Stock.

          "Dividend" shall have the meaning provided in Section 9.06.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Tender Offer Documents, (iii) the Refinancing Documents, (iv) the Equity Financing Documents, (v) the Merger Documents, (vi) on and after the execution and delivery thereof, the Merger Bridge Loan Documents and (vii) all other documents, agreements and instruments executed in connection with the Transaction.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State or territory thereof.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual).

          "Employee Benefit Plans" shall have the meaning set forth in Section 5A.13.
          "Employment Agreements" shall have the meaning set forth in Section 5A.13.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to Holdings or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "Equity Financing" shall mean the issuance by Holdings of Holdings Common Stock to the Equity Investors on the Initial Borrowing Date.

          "Equity Financing Documents" shall mean all of the agreements governing, or relating to, the Equity Financing.

          "Equity Investors" shall mean and include (i) the Apollo Group and
(ii) the Management Participants.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued there under. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of the Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, (ii) without duplication of amounts already included in Adjusted Consolidated Net Income, the Total Non-Consolidated Joint Venture EBITDA for such period and (iii) the decrease, if any, in Adjusted Consolidated

Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by SMT and its Subsidiaries on a consolidated basis during such period, except to the extent financed with the proceeds of Indebtedness (other than the proceeds of Revolving Loans) or pursuant to Capitalized Lease Obligations or with proceeds of asset sales or asset trade-ins, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of SMT and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of SMT and its Subsidiaries (excluding (1) payments pursuant to the Refinancing, (2) payments with proceeds of asset sales, (3) payments with the proceeds of Indebtedness or equity and (4) payments of Loans or other Obligations, provided
                                                                       --------
that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Commitment Reduction under Section 3.03 or a Scheduled Repayment under Section 4.02 or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Flow Payment Date" shall mean the date occurring 120 days after the last day of a fiscal year of Holdings (in either case beginning with the fiscal year ending on December 31, 1998).

          "Excess Cash Flow Payment Period" shall mean, with respect to each Excess Cash Flow Payment Date, the immediately preceding fiscal year of Holdings.

          "Excluded Representation" shall mean the representations and warranties contained in Section 7.04, Sections 7.10(a), (c) and (d), the last sentence of Section 7.10(e), Section 7.12, Section 7.15, Section 7.17(a), the first and second sentences of Section 7.17(b), Section 7.19 and the second and third sentences of Section 7.20.

          "Existing Indebtedness" shall have the meaning provided in Section 5A.10.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5A.13.

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date" shall mean (i) if the 90% Requirement has been satisfied and the Merger Date has not occurred on or prior to October 15, 1997, the Final Maturity Date shall be October 15, 1997, (ii) if the 90% Requirement has not been satisfied and the Merger Date has not occurred within 120 days following the Initial Borrowing Date, the date occurring on such 120th day following the Initial Borrowing Date or (iii) if either (x) the 90% Requirement has been satisfied and the Merger Date has occurred on or prior to October 15, 1997 or (y) the 90% Requirement has not been satisfied and the Merger Date has occurred within 120 days following the Initial Borrowing Date, August 31, 2003.

          "Foreign Subsidiary" shall mean each Subsidiary of Holdings other than a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by each Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers to such Bank, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrowers or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrowers or any of their respective Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such

Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings, Acquisition Corp. and each Subsidiary Guarantor.

          "Guaranty" shall mean and include each of the Holdings Guaranty, the Acquisition Corp. Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall have the meaning provided in Section 7.13(a).

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                               ----
obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

          "Initial Refinancing" shall mean the refinancing of Designated Indebtedness in accordance with the requirements of Section 5A.10.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(f).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Holdback Amount" shall mean for each Bank, at any time for the determination thereof, (x) in the event the 90% Requirement is not satisfied, an amount equal to (i) $1.6 million less the aggregate amount paid or then due and payable in respect of interest on Term Loans and the TL Commitment Fees owing to the Banks multiplied by (ii) such Bank's TL Percentage and (y) in the event the 90% Requirement is satisfied, an amount equal to (i) $800,000 less the aggregate amount paid or then due and payable in respect of interest on Term Loans and the TL Commitment Fees owing to the Banks multiplied by (ii) such Bank's TL Percentage.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean initially 1/4 of 1%; provided, that from and after the first day of any Margin Reduction Period (the
--------
"Start Date") occurring after the last day of the first fiscal quarter of Holdings ended after the Merger Date to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be (x) zero or (y) the respective percentage per annum set forth in clause (A),
(B), (C), (D) or (E) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, of Holdings ended immediately prior to such Start Date (the "Test Date") the conditions in clause (A), (B),
(C), (D) or (E) below are met:

        (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and the conditions set forth in none of clauses (B),
     (C), (D) and (E) below are satisfied;

        (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and the conditions set forth in none of clauses (C),
     (D) and (E) below are satisfied;

        (C) 3/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and the conditions set forth in neither clause (D) nor
     (E) below are satisfied;

        (D) 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00 and the conditions set forth in clause (E) below are not satisfied; or

        (E) 1-1/4% if, but only if, as of the Test Period ended on such Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.00:1.00.

The Leverage Ratio shall be determined for the relevant Test Period, in each case taken as one accounting period, by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 8.01(e) (or in the case of the Test Period ended December 31, 1997, the IRD Eligibility Certificate), which certificate shall set forth the calculation of the Leverage Ratio and the Interest Reduction Discount which shall thereafter be applicable (until the same is changed or ceases to apply in accordance with the following sentences). The Interest Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Agent to the earlier of (x) the date on which the next certificate is delivered to the Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Agent. Notwithstanding anything to the contrary contained above, the Interest Reduction Discount shall be zero if no such officer's certificate has been delivered to the Banks which sets forth the Leverage Ratio for the relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered. Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be zero at all times when there shall exist a Default or Event of Default. It is understood and agreed that the Interest Reduction Discount as provided above shall in no event be cumulative and only the Interest Reduction Discount available pursuant to clause (A), (B), (C), (D) or (E), if any, contained in this definition shall be applicable.

        "Interim Refinancing" shall mean any refinancing of Designated Existing Indebtedness in accordance with the requirements of Section 5B.01.

        "Interim Refinancing Date" shall mean each date occurring after the Initial Borrowing Date and prior to the Merger Date on which SMT incurs Revolving Loans to effect an Interim Refinancing.

        "Interim Term Loan Borrowing Date" shall mean each date after the Initial Borrowing Date and prior to the Merger Date on which Acquisition Corp. incurs Term Loans pursuant to Section 1.01(a)(i)(y).

        "Investment" shall have the meaning provided in the preamble to Section 9.05.

        "IRD Eligibility Certificate" shall mean a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists, which certificate shall (i) be delivered solely in respect of the fiscal year of Holdings ended December 31, 1997, (ii) set forth the calculations required to establish compliance with the provisions of Sections 3.03, 9.02, 9.04(d), (f) and (g) and 9.05 (a), (g), (l) and (m) and
9.08 through and including 9.11 as at the end of such fiscal year and (iii) the calculation of the Leverage Ratio as at the last day of the Test Period most recently ended.

        "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of Holdings or SMT, in which SMT or a Subsidiary of SMT holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

        "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

        "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

        "Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Letter of Credit Fees" shall have the meaning provided in Section 3.01(c).

        "Letter of Credit Issuer" shall mean BTCo and any other Bank which, at the request of the Borrower and with the consent of the Agent, agrees in such Bank's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuer on the Initial Borrowing Date is BTCo.

        "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

        "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

        "Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date (determined after giving effect to the proviso to the definition of Consolidated EBITDA contained herein). All calculations of the Leverage Ratio shall be made on a Pro Forma Basis, it being understood and
                                      --- -----
agreed that, as provided in the definition of Pro Forma Basis, the adjustments
                                              --- -----
contained in clause (v) thereof shall not be taken into account in determining the Leverage Ratio.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

        "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

        "Management Agreements" shall have the meaning provided in Section
5A.13.

        "Management Participants" shall mean certain members of the management of SMT acceptable to the Agent.

        "Mandatory Borrowing" shall have the meaning provided in Section
1.01(d).

        "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or (c) (or the date of the delivery of the IRD Eligibility Certificate, if applicable), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c), as the case may be, (but excluding the delivery of the financial statements delivered pursuant to Section 9.01(c) for the fiscal year ended December 31, 1997, in the event the IRD Eligibility Certificate has been delivered to the Banks) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, (or the date occurring 45 days after the close of the first quarterly accounting period in the fiscal year of Holdings ended December 31,
1998) it being understood that the first Margin Reduction Period shall commence on the earlier of (x) the date of the delivery of the IRD Eligibility Certificate and (y) the date of delivery of the first set of financial statements pursuant to Section 9.01(b) after the Merger Date.

        "Margin Stock" shall have the meaning provided in Regulation U.

        "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Acquisition Corp., Holdings and its Subsidiaries taken as a whole, Acquisition Corp. and its Subsidiaries taken as a whole or SMT and its Subsidiaries taken as a whole.

        "Material Contracts" shall have the meaning provided in Section 5A.13.

        "Maturity Date", with respect to any Tranche of Loans, shall mean the Final Maturity Date or the Revolving Loan Maturity Date, as the case may be.

        "Maximum Permitted Acquisition Leverage Ratio" shall mean, at any time, the maximum Adjusted Leverage Ratio which may exist pursuant to Section 9.11 without giving rise to a Default or Event of Default at such time, adjusted by reducing the ratio appearing in such maximum Adjusted Leverage Ratio by 0.25.

        "Maximum Swingline Amount" shall mean $2,500,000.

        "Merger" shall mean the merger of Acquisition Corp. with and into SMT, with SMT being the surviving corporation of such merger, and as a result of which, SMT shall become a Wholly-Owned Subsidiary of Holdings.

        "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 24, 1997, among Holdings, Acquisition Corp. and SMT in connection with the Merger, as the same may be amended, modified or supplemented thereafter with the consent of the Agent and the Required Banks.

        "Merger Bridge Loans" shall mean the unsecured bridge loans incurred by Holdings pursuant to the Merger Bridge Loan Documents, which loans shall (x) be due and payable on the Merger Date, (y) bear interest at the same rate that is applicable to Term Loans and (z) not be prepayable prior to the Merger Date.

        "Merger Bridge Loan Documents" shall mean (i) a bridge loan agreement which may be entered into between Holdings and a member of the Apollo Group and
(ii) the bridge loan note to be executed and delivered in connection therewith.

        "Merger Date" shall mean the date of the consummation of the Merger in accordance with the terms of the Merger Documents and this Agreement.

        "Merger Date Refinancing" shall mean the refinancing of Designated Existing Indebtedness and the Merger Bridge Loans (if any) in accordance with the requirements of Section 5C.06.

        "Merger Documents" shall mean the Merger Agreement and all other documents entered into by Holdings, Acquisition Corp. or SMT in connection with the Merger.

        "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, (ii) for Term Loans, $5,000,000, and (iii) for Swingline Loans, $500,000.

        "Moody's" shall mean Moody's Investors Service, Inc.

        "MRI Replacement" shall mean the exchange, sale or other disposition of an MRI Unit, which, in the reasonable opinion of SMT, is obsolete, uneconomic, or no longer useful in the conduct of SMT's or any of its Subsidiaries' business or otherwise requires upgrading, the purpose of which exchange, sale or other disposition is to acquire (and has resulted within 135 days prior to such exchange, sale or disposition, or will result within 135 days following such exchange, sale or disposition, in the acquisition of) a replacement MRI Unit.

        "MRI Unit" shall mean any of the following: a magnetic resonance imaging machine, computer and all attachments, software and related equipment (together with any related tractor trailers or similar vehicles in the case of a mobile MRI Unit) required in connection with the operation of the foregoing.

        "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to
Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

        "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that such
                                                   --------  -------
gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments) (to the extent the Borrower delivers to the Banks a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by Holdings or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

        "90% Requirement" shall mean the acquisition by Acquisition Corp. of 90% or more of the Shares pursuant to the Tender Offer.

        "Non-Consolidated Joint Venture" shall mean any Joint Venture which is not a Consolidated Subsidiary of SMT.

        "Non-Consolidated Joint Venture EBITDA" shall mean, for each Non-Consolidated Joint Venture for any period, the Proportionate Share of the increase (or decrease) to Consolidated EBITDA for such period which would have occurred if the respective Joint Venture had instead been a Wholly-Owned Subsidiary of SMT during such period (or, if shorter, that portion of such period during which the respective Non-Consolidated Joint Venture was a Non-Consolidated Joint Venture). Notwithstanding anything to the contrary contained above, (A) if Non-Consolidated Joint Venture EBITDA for the respective period, as determined pursuant to the immediately preceding sentence, is positive, the amount thereof shall be limited to the lesser of (x) the amount determined pursuant to the immediately preceding sentence and (y) the amount of cash actually distributed during the respective period by such Non-Consolidated Joint Venture to SMT or its Wholly-Owned Subsidiaries and (B) if Non-Consolidated Joint Venture EBITDA for the respective period is negative, such negative amount shall be included, but only to the extent the aggregate of all negative amounts so included (for the respective period and all prior periods occurring after the Initial Borrowing Date) does not exceed the aggregate amount theretofore invested by Holdings and its Subsidiaries in the respective Non-Consolidated Joint Venture; provided that preceding clause (B) shall not be applicable to any Non-Consolidated Joint Venture acquired pursuant to a Permitted Acquisition.

        "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

        "Non-Subsidiary Joint Venture" shall mean each Joint Venture which is not a Subsidiary of SMT.

        "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

        "Notice of Borrowing" shall have the meaning provided in Section
1.03(a).

        "Notice of Conversion" shall have the meaning provided in Section 1.06.

        "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

        "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

        "Offer to Purchase" shall mean the Offer to Purchase, dated June 30, 1997, issued by Holdings and Acquisition Corp. in connection with the Tender Offer, as the same has been amended prior to the Effective Date, and as the same may be amended, modified or supplemented thereafter in accordance with the terms of this Agreement.

        "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

        "Participant" shall have the meaning provided in Section 2.03(a).

        "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Permitted Acquired Debt" shall have the meaning set forth in Section 9.04(f).

        "Permitted Acquisition" shall mean the acquisition by SMT of assets constituting a business, division or product line of any Person not already a Subsidiary of SMT or of 100% of the capital stock or other equity interests of any such Person, which Person shall, as a result of such acquisition, become a Domestic Subsidiary of SMT, provided that (A) the consideration paid by SMT
                            --------
consists solely of cash (including proceeds of Revolving Loans), the issuance of Holdings Common Stock, the issuance of any Qualified Preferred Stock or Disqualified Preferred Stock otherwise permitted in Section 9.13, the issuance of Indebtedness otherwise permitted in Section 9.04 (including Permitted Subordinated Indebtedness) and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either (x) the

Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), both (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business and (E) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Banks agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

        "Permitted Acquisition Additional Cost-Savings" shall mean, in connection with each Permitted Acquisition, those demonstrable cost-savings adjustments (in each case not included pursuant to clause (iii) or (iv) of the definition of Pro Forma Basis contained herein) reasonably anticipated by SMT to
              --- -----
be achieved in connection with such Permitted Acquisition for the 12 month period following the consummation of such Permitted Acquisition, which cost-savings adjustments shall be estimated on a good faith basis by SMT and, if requested by the Agent, be verified by a nationally recognized accounting firm or as otherwise agreed to by the Agent.

        "Permitted Business" shall mean the mobile magnetic resonance imaging business conducted by SMT and its Subsidiaries on the Effective Date, any imaging and other healthcare services business, the provision of services to hospitals and other healthcare providers and reasonable extensions of the foregoing.

        "Permitted Debt" shall mean and include Permitted Acquired Debt and Permitted Subordinated Indebtedness.

        "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Real Property and found reasonably acceptable by the Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other similar items as the Agent may consent to (such consent not to be unreasonably withheld).

        "Permitted Holders" shall mean Apollo Group and its Affiliates and the Management Participants.

        "Permitted Liens" shall have the meaning provided in Section 9.03.

        "Permitted Sale-Leaseback Transaction" shall mean any sale by SMT or any of its Subsidiaries of any MRI Unit first acquired by SMT or such Subsidiary after the Initial Borrowing Date which MRI Unit is then leased back to SMT or such Subsidiary, provided that (i) the proceeds of the respective sale shall be
                 --------
entirely cash and in an amount at least equal to 85% of the aggregate amount expended by SMT or such Subsidiary in so acquiring such MRI Unit, (ii) such sale and leaseback is effected within 90 days of the acquisition by SMT or such Subsidiary of such MRI Unit, and (iii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(k).

        "Permitted Subordinated Indebtedness" shall mean subordinated Indebtedness of the Borrower incurred in connection with a Permitted Acquisition and in accordance with Section 8.14, which Permitted Subordinated Indebtedness and all terms and conditions thereof (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Agent, provided, that in any
                                                         --------
event, unless the Required Banks otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by Holdings or any of its Subsidiaries and (ii) no such Indebtedness shall be secured by any asset of Holdings or any of its Subsidiaries. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

        "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

        "Pledge Agreement" shall have the meaning provided in Section 5A.11(a).

        "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

        "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

        "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and Disqualified Preferred Stock.

        "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

        "Pro Forma Balance Sheet" shall have the meaning provided in Section
         --- -----
5A.16.

        "Pro Forma Basis" shall mean, in connection with any calculation of
         --- -----
compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) if the relevant period to be tested includes any period occurring prior to the Initial Borrowing Date, the consummation of the Transaction as if same had occurred on the first day of such period, (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) or Preferred Stock (other than Qualified Preferred Stock of Holdings) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) or Preferred Stock (other than Qualified Preferred Stock of Holdings) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been retired or redeemed on the first day of the relevant Calculation Period and
(z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

               (i) all Indebtedness and Preferred Stock (other than Qualified Preferred Stock of Holdings) (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv)) and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv));

               (ii) all Indebtedness or Preferred Stock (other than Qualified Preferred Stock of Holdings) assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrue dividends, as the case may be, at (x) the rate applicable thereto, in the case of fixed rate indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for
                                                              --------
     purposes of calculations pursuant to Section 8.14(a)(iv), all Indebtedness or Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

               (iii)  in making any determination of Consolidated EBITDA, pro
                                                                          ---
     forma effect shall be given to any Permitted Acquisition consummated after
     -----
     the first day of the respective period being tested, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of such Permitted Acquisition, demonstrable cost savings actually achieved simultaneously with the closing of the respective Permitted Acquisition, which cost savings would be permitted to be recognized in pro forma statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period;

               (iv) without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the period being tested, pro forma effect shall be given to the termination or
                   --- -----
     replacement of operating leases with Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period; and

               (v) in making any determination of Consolidated EBITDA for purposes of any calculation of the Adjusted Leverage Ratio only, (x) for any Permitted Acquisition which occurred during the last two fiscal quarters comprising the respective Test Period (and, in the case of Section 8.14, thereafter and on or prior to the relevant date of determination), there shall be added to Consolidated EBITDA the amount of Permitted Acquisition Additional Cost Savings, determined in accordance with the definition thereof contained herein, expected to be realized with respect to such Permitted Acquisition, (y) for any Permitted Acquisition effected in the second fiscal quarter of the respective Test Period (it being understood and agreed that such fiscal quarter shall not be directly included in the determination of Consolidated EBITDA, by virtue of the proviso to the definition thereof), the Consolidated EBITDA shall be increased by 50% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition and (z) for any Permitted Acquisition effected in the first fiscal quarter of the respective Test Period (it being understood and agreed that such fiscal quarter will not be directly included in the determination of Consolidated EBITDA by virtue of the proviso to the definition thereof), the Consolidated EBITDA shall be increased by 25% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition; provided that the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to this clause (v) shall not exceed 15% of the amount which would have been Consolidated EBITDA in the absence of the adjustment pursuant to this clause (v).

Notwithstanding anything to the contrary contained above, (x) for purposes of Sections 9.08, 9.10 and 9.11, and for purposes of all determinations of the Interest Reduction Discount, pro forma effect (as otherwise provided above) shall only be given for events or occurrences which occurred during the respective Test Period but not thereafter and (y) for purposes of Section 8.14, pro forma effect (as otherwise provided above) shall be given for events or occurrences which occurred during the respective Test Period and thereafter but on or prior to the respective date of determination.

        "Projections" shall have the meaning provided in Section 5A.16.

        "Proportionate Share" shall mean, with respect to each Non-Consolidated Joint Venture for any period, the proportion (expressed as a percentage) of the share of SMT and its Wholly-Owned Subsidiaries (whether directly or indirectly) in the Non-Consolidated Joint Venture EBITDA (for this purpose, calculated in accordance with the first sentence of the definition thereof as if the phrase "the Proportionate Share of" appearing therein and the second sentence of such definition were deleted) of such Non-Consolidated Joint Venture for such period, which percentage shall be determined giving effect to any priorities (including, without limitation, repayments of loans to owners of equity interest in the respective Joint Venture, preferred distribution priorities, etc.) established by such Non-Consolidated Joint Venture (or the owners of the equity interests therein) for the allocation of such Non-Consolidated Joint Venture EBITDA.

        "Proxy Materials" shall mean all proxy materials sent by Holdings and Acquisition Corp. to the shareholders of SMT in connection with the Acquisition.

        "Qualified IPO" shall mean an underwritten public offering of Holdings Common Stock which generates cash proceeds of at least $30,000,000.

        "Qualified Preferred Stock" shall mean any Preferred Stock of Holdings, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of the Credit Agreement or any other agreement of Holdings relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control Event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a Change of Control Event), in whole or in part, on or prior to the date occurring eight and one-half years after the Effective Date.

        "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

        "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

        "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

        "Refinancing" shall mean and include the Initial Refinancing, the Interim Refinancings and the Merger Date Refinancing.

        "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

        "Register" shall have the meaning provided in Section 13.17.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

        "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

        "Replaced Bank" shall have the meaning provided in Section 1.13.

        "Replacement Bank" shall have the meaning provided in Section 1.13.

        "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

        "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (and, if prior to the Merger Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (and, if prior to the Merger Date, Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

        "Required Tender Offer Amount" shall have the meaning provided in
Section 5A.08.

        "Returns" shall have the meaning provided in Section 7.21.

        "Revolving Loan" shall have the meaning provided in Section 1.01(b).

        "Revolving Loan Commitment" shall mean, with respect to each RL Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or Section 10.

        "Revolving Loan Maturity Date" shall mean August 31, 2002.

        "Revolving Note" shall have the meaning provided in Section 1.05(a).

        "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

        "RL Commitment Fee" shall have the meaning provided in Section 3.01(a).

        "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

        "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

        "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.03(b).

        "Scheduled Commitment Reduction Date" shall have the meaning provided in
Section 3.03(b).

        "Scheduled Repayment" shall have the meaning provided in Section
4.02(b).

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

        "Secured Creditors" shall have the meaning provided in the Security Documents.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Agreement" shall have the meaning provided in Section
5A.11(b).

        "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

        "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and each Additional Security Document, if any.

        "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit N.

        "Shareholders' Agreements" shall have the meaning provided in Section 5A.13.

        "Shares" shall mean all outstanding shares of common stock of SMT.

        "SMT" shall have the meaning provided in the first paragraph of this Agreement.

        "SMT Guaranteed Obligations" shall mean (i) the principal and interest on each Revolving Note issued by SMT to each Bank, and Revolving Loans made, under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of SMT to such Bank, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by SMT and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of SMT or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by SMT or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

        "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

        "Subleased Existing Indebtedness" shall mean Existing Indebtedness with respect to which a third party has assumed the obligations and liabilities of SMT and its Subsidiaries, although SMT and its Subsidiaries may remain contingently liable with respect thereto, as identified in footnote 4 to
Schedule IV.

        "Subsidiaries Guaranty" shall have the meaning provided in Section
5A.12.

        "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

        "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower that is or becomes a party to the Subsidiaries Guaranty.

        "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

        "Swingline Loan" shall have the meaning provided in Section 1.01(c).

        "Swingline Note" shall have the meaning provided in Section 1.05(a).

        "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Borrower and the Banks) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) has been completed.

        "Tax Allocation Agreements" shall have the meaning provided in Section 5A.13.

        "Taxes" shall have the meaning provided in Section 4.04(a).

        "Tender Offer" shall mean the tender offer commenced by Holdings and Acquisition Corp. pursuant to the Offer to Purchase.

        "Tender Offer Documents" shall mean the Offer to Purchase, the Schedule 14D-1 filed by Holdings and Acquisition Corp. and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the shareholders of SMT.

        "Term Loan" shall have the meaning provided in Section 1.01(a).

        "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03, 4.02 and/or Section 9.

        "Term Note" shall have the meaning provided in Section 1.05(a).

        "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Initial Borrowing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of (x) Consolidated Interest Expense (but not for purposes of determining Consolidated EBITDA) required in determining compliance with Section
9.10 to be made on a pro forma basis in accordance with, and to the extent provided in, the immediately succeeding sentence and (y) Consolidated Fixed Charges (but not for purposes of determining Consolidated EBITDA) required in determining compliance with Section 9.08 to be made on a pro forma basis in accordance with, and to the extent provided in, the second succeeding sentence. To the extent the respective Test Period (i) includes the second fiscal quarter of the fiscal year ended December 31, 1997, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $1.234 million and (ii) includes the third fiscal quarter of the fiscal year ended December 31, 1997, Consolidated Interest Expense shall be determined by (x) taking actual Consolidated Interest Expense determined in accordance with the definition thereof for any period beginning on, and ending after, the Initial Borrowing Date and (y) for each day of such fiscal quarter occurring prior to the Initial Borrowing Date, using a per-day Consolidated Interest Expense of $13,711. To the extent the respective Test Period includes the third fiscal quarter of the fiscal year ended December 31, 1997, Consolidated Fixed Charges shall be determined by taking actual Consolidated Fixed Charges determined in accordance with the definition thereof for the relevant Test Period, except that Consolidated Interest Expense as used in the determination of Consolidated Fixed Charges for any portion of such Test Period occurring prior to the Initial Borrowing Date shall be calculated on the basis provided in clause (ii)(y) of the immediately preceding sentence.

        "TL Commitment Fee" shall have the meaning provided in Section 3.01(b).

        "TL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage), (x) the numerator of which is the sum of the outstanding Term Loans of such Bank at such time plus (if prior to the Merger Date) the Term Loan Commitment of such Bank at such time and (y) the denominator of which is the sum of the outstanding Term Loans plus (if prior to the Merger Date) the Total Term Loan Commitment at such time.

        "Total Available Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment as then in effect less the Blocked Commitment, if any, at such time.

        "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

        "Total Non-Consolidated Joint Venture EBITDA" shall mean, for any period, the sum of the Non-Consolidated Joint Venture EBITDA for all Non-Consolidated Joint Ventures for such period.

        "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

        "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

        "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the
                                                     ----
aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time less (iii) the Blocked Commitment as then in effect.
----

        "Trade Letter of Credit" shall have the meaning set forth in Section 2.01(a).

        "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans
                                                                ----
and Revolving Loans.

        "Transaction" shall mean, collectively, (i) the consummation of the Tender Offer, (ii) the consummation of the Equity Financing, (iii) to the extent the Required Tender Offer Amount exceeds the Available Proceeds, the incurrence of Merger Bridge Loans, (iv) the consummation of the Refinancing, (v) the entering into of the Credit Documents and the incurrence of all Loans on the Initial Borrowing Date, (vi) the consummation of the Merger and (vi) the payment of fees and expenses in connection with the foregoing.

        "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

        "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

        "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

        "Unutilized Revolving Loan Commitment" with respect to any RL Bank at any time shall mean such RL Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Bank and (ii) such RL Bank's Percentage of the Letter of Credit Outstandings at such time.

        "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

        "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

        "Warrants" shall mean warrants to purchase Shares.

        "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

        "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.


        SECTION 12.  The Agent.
                     ---------

        12.01  Appointment.  Each Bank hereby irrevocably designates and
               -----------
appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 12, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 12 are solely for the benefit of the Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

        12.02  Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        12.03  Exculpatory Provisions.  Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations here under or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

        12.04  Reliance by Agent.  The Agent shall be entitled to rely, and
               -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully pro-tected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

        12.05  Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Bank, Holdings or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that,
                                                               --------
unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

        12.06  Nonreliance on Agent and Other Banks.  Each Bank expressly
               ------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings, the Borrowers or their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings, the Borrowers or their respective Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings, the

Borrowers or their respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

        12.07  Indemnification.  The Banks agree to indemnify the Agent in its
               ---------------
capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the
              --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

        12.08  Agent in its Individual Capacity.  The Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

        12.09  Holders.  The Agent may deem and treat the payee of any Note as
               -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        12.10  Resignation of the Agent.  (a)  The Agent may resign from the
               ------------------------
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

        (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

        (c) If a successor Agent shall not have been so appointed within such 30 Business Day period, the Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

        (d)  If no successor Agent has been appointed pursuant to clause (b) or
(c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.


        SECTION 13.  Miscellaneous.
                     -------------

        13.01  Payment of Expenses, etc.  The Borrowers agree on a joint and
               -------------------------
several basis to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement;
(ii) pay all reasonable out-of-pocket costs and expenses of the Agent, each Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent, each Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent, for each Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent, each Letter of Credit Issuer and each

Bank, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

        13.02  Right of Setoff.  In addition to any rights now or hereafter
               ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of the Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations of the Borrowers or any of its Subsidiaries to the Agent, such Letter of Credit Issuer or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers or any of their Subsidiaries purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Agent, such Letter of Credit Issuer or such Bank shall have made any demand here under and although said Obligations shall be contingent or unmatured.

        13.03  Notices.  Except as otherwise expressly provided herein, all
               -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Schedule II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

        13.04  Benefit of Agreement.  (a)  This Agreement shall be binding upon
               --------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, Holdings and the Borrowers may
                               --------  -------
not assign or transfer any of their rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant
     ----------------
participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any
                      ----------------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default in crease in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an in crease in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings and the Borrowers of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

        (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Merger Date, Term Loan Commitments) to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan

Commitments (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans (or, if prior to the Merger Date, Term Loan Commitments) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed
                      --------
modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes), new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Agent and, so long as no Default or Event of Default is then in existence, the relevant Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any Revolving Loan Commitments pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such
                                                  -------- -------
transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrowers and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Bank and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Bank from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Bank, that it shall be responsible for such amounts).

        (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

        13.05  No Waiver; Remedies Cumulative.  No failure or delay on the part
               ------------------------------
of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

        13.06  Payments Pro Rata.  (a)  The Agent agrees that promptly after its
               -----------------
receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based
                                  --- ----                        --- ----
upon their respective shares, if any, of the Obligations with respect to which such payment was received.

        (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

        13.07  Calculations; Computations.  (a)  The financial statements to be
               --------------------------
furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrowers to the Banks); provided, that
                                                                 --------
except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02, 8.14 and 9, including definitions used therein shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 financial statements of SMT delivered to the Banks pursuant to Section 7.10(b); provided further, that (i) to the extent expressly required
                    -------- -------
pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, (ii) to the extent compliance with any of Sections
          --- -----
9.08, 9.09, 9.10 or 9.11 would include periods occurring prior to the Initial Borrowing Date, such calculation shall be adjusted on a Pro Forma Basis to give
                                                        --- -----
effect to the Transaction as if same had occurred on the first day of the respective period and (iii) in the case of any determinations of Consolidated Interest Expense and Consolidated Fixed Charges for any portion of any Test Period which ends prior to the Initial Borrowing Date, all computations determining compliance with Sections 9.08 and 9.10 shall be calculated in accordance with the definition of Test Period contained herein.

        (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

        13.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
               ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Holdings and each Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each of Holdings and each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this Agreement. Each of Holdings and each Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each of Holdings and each Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to
Section 13.03, such service to become effective 30 days after such mailing. Each of Holdings and each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

        (b) Each of Holdings and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        13.09  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrowers and the Agent.

        13.10  Effectiveness.  This Agreement shall become effective on the date
               -------------
(the "Effective Date") on which Holdings, the Borrowers, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or at the office of Agent's counsel. The Agent will give Holdings, the Borrowers and each Bank prompt written notice of the occurrence of the Effective Date.

        13.11  Headings Descriptive.  The headings of the several sections and
               --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
               -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by Holdings or any Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge
                      ----------------
or termination shall (w) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of each Letter of Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

        (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment), Term Loan Commitment (if prior to the Merger Date and if such Bank's consent is required as a result of its Term Loan Commitment) and/or repay each Tranche of outstanding Loans of such Bank which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Adjusted RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments
                                      --------
which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the
                                                     ----------------
Borrowers shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or Term Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

        13.13  Survival.  All indemnities set forth herein including, without
               --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.07 and 13.01, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

        13.14  Domicile of Loans and Commitments.  Each Bank may transfer and
               ---------------------------------
carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrowers shall
                                              --------
not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

        13.15  Confidentiality.  (a)  Each of the Banks agrees that it will use
               ---------------
its reasonable efforts not to disclose without the prior consent of Holdings or the Borrowers (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has
           --------
become generally available to the public, (b) as may be required or appropriate
(x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective
                                                --------
transferee agrees to be bound by this Section 13.15 to the same extent as such Bank.

        (b) Each of Holdings and each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided that such Persons shall be subject to the provisions
                   --------
of this Section 13.15 to the same extent as such Bank.

        13.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
               --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        13.17  Register.  Each Borrower hereby designates the Agent to serve as
               --------
the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrowers agree to indemnify on a joint and several basis the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.17.

        13.18  Limitation on Additional Amounts, etc.  Notwithstanding anything
               --------------------------------------
to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to a Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount jointly and severally by the Borrowers pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to the respective Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

        13.19  Post-Closing Actions.  Notwithstanding anything to the contrary
               --------------------
contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

        (a) Security Document Filings.  Form UCC-1 financing statements
            -------------------------
delivered by the Borrowers to the Collateral Agent on the Initial Borrowing Date shall be filed in the appropriate governmental office within 10 days following the Initial Borrowing Date.

        (b) Certificates Of Title.  The Collateral Agent's security interest
            ---------------------
with respect to the certificates of title in respect of all MRI Units owned by SMT and its Subsidiaries on the Initial Borrowing Date (other than MRI Units securing Existing Indebtedness not being refinanced on the Initial Borrowing
Date) shall be registered in the appropriate governmental office within 90 days following the Initial Borrowing Date.

        (c) Insurance.  Within 120 days following the Initial Borrowing Date,
            ---------
the Agent shall have received evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings, in scope, form and substance reasonably satisfactory to the Agent, and otherwise meeting the requirements for evidence of insurance set forth in Section 5A.15(b). Within 30 days following the Initial Borrowing Date, the Collateral Agent shall have received evidence reasonably satisfactory to it that SMT's existing keyman life insurance policies have been assigned as Collateral to the Collateral Agent.

        (d) Insurance Policies.  Within 30 days following the Initial Borrowing
            ------------------
Date, SMT shall have deposited with the Collateral Agent all policies or certificates with respect to the insurance required to be maintained in favor of the Collateral Agent pursuant to Section 8.03.

        (e) UCC-3 Termination Statements.  Within 45 days following the Initial
            ----------------------------
Borrowing Date, the Agent shall have received Form UCC-3 termination statements in respect of the Liens listed on Part B of Schedule IX hereto and same shall be filed in the appropriate governmental office within 60 days following the Initial Borrowing Date. Within 90 days following the Initial Borrowing Date, the Agent shall have received Form UCC-3 termination statements in respect of the Liens listed on Part C of Schedule IX hereto and same shall be filed in the appropriate governmental office within 105 days following the Initial Borrowing Date.

        (f) Interim Refinancings.  With respect to each Interim Refinancing, to
            --------------------
the extent SMT reasonably determines that the periods described in this clause
(f) are needed, SMT shall be granted (x) the relief described in preceding clause (b) with respect to certificates of title to be registered following the respective Interim Refinancing (with 90-day period from the date of the respective Interim Refinancing) and (y) the relief described in preceding clause
(e) with respect to the filing of UCC termination statements (with the periods described in said clause (e) to run from the date of the respective Interim Refinancing).

        All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided, that (x) to the extent any representation and warranty
            --------
would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.19 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by Holdings and each Borrower to each of the Banks that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.


          SECTION 14.  Holdings Guaranty.
                       -----------------

          14.01  The Holdings Guaranty.  In order to induce the Banks to enter
                 ---------------------
into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each of the Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of the

Borrowers, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02  Bankruptcy.  Additionally, Holdings unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of Holdings hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Independent Obligation.  The obligations of Holdings hereunder
                 ----------------------
are independent of the obligations of any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrowers and whether or not any other guarantor, any other party or the Borrowers be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to Holdings.

          14.05  Authorization.  Holdings authorizes the Guaranteed Creditors
                 -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

          14.06  Reliance.  It is not necessary for the Guaranteed Creditors to
                 --------
inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Upon the occurrence and during the continuance
                 -------------
of an Event of Default, any of the indebtedness of the Borrowers now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrowers to Holdings, shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08  Waiver.  (a)  Holdings waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrowers, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrowers or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          14.09  Nature of Liability.  It is the desire and intent of Holdings
                 -------------------
and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


          SECTION 15.  Acquisition Corp. Guaranty.
                       --------------------------

          15.01  The Acquisition Corp. Guaranty.  In order to induce the Banks
                 ------------------------------
to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Acquisition Corp. from the proceeds of the Loans and the issuance of the Letters of Credit, Acquisition Corp. hereby agrees with the Banks as follows: Acquisition Corp. hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the SMT Guaranteed Obligations to the Guaranteed Creditors. If any or all of the SMT Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Acquisition Corp. unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the SMT Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the SMT Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including SMT), then and in such event Acquisition Corp. agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Acquisition Corp., notwithstanding any revocation of this Acquisition Corp. Guaranty or any other instrument evidencing any liability of SMT, and Acquisition Corp. shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15.02  Bankruptcy.  Additionally, Acquisition Corp. unconditionally
                 ----------
and irrevocably guarantees the payment of any and all of the SMT Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by SMT upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          15.03  Nature of Liability.  The liability of Acquisition Corp.
                 -------------------
hereunder is exclusive and independent of any security for or other guaranty of the SMT Guaranteed Obligations whether executed by Acquisition Corp., any other guarantor or by any other party, and the liability of Acquisition Corp. hereunder is not affected or impaired by (a) any direction as to application of payment by SMT or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the SMT Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by SMT, or (e) any payment made to the Guaranteed Creditors on the SMT Guaranteed Obligations which any such Guaranteed Creditor repays to SMT pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Acquisition Corp. waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          15.04  Independent Obligation.  The obligations of Acquisition Corp.
                 ----------------------
hereunder are independent of the obligations of any other guarantor, any other party or SMT, and a separate action or actions may be brought and prosecuted against Acquisition Corp. whether or not action is brought against any other guarantor, any other party or SMT and whether or not any other guarantor, any other party or SMT be joined in any such action or actions. Acquisition Corp. waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by SMT or other circumstance which operates to toll any statute of limitations as to SMT shall operate to toll the statute of limitations as to Acquisition Corp.

          15.05  Authorization.  Acquisition Corp. authorizes the Guaranteed
                 -------------
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the SMT Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty herein made shall apply to the SMT Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the SMT Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the SMT Guaranteed Obligations or any liabilities

     (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against SMT or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, SMT or other obligors;

          (e) settle or compromise any of the SMT Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of SMT to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of SMT to the Guaranteed Creditors regardless of what liability or liabilities of SMT remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Acquisition Corp. from its liabilities under this Guaranty.

          15.06  Reliance.  It is not necessary for the Guaranteed Creditors to
                 --------
inquire into the capacity or powers of SMT or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          15.07  Subordination.  Upon the occurrence and during the continuance
                 -------------
of an Event of Default, any of the indebtedness of SMT now or hereafter owing to Acquisition Corp. is hereby subordinated to the SMT Guaranteed Obligations owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of SMT to Acquisition Corp. shall be collected, enforced and received by Acquisition Corp. for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the SMT Guaranteed Obligations of SMT to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Acquisition Corp. under the other provisions of this Acquisition Corp. Guaranty. Prior to the transfer by

Acquisition Corp. of any note or negotiable instrument evidencing any of the indebtedness of SMT to Acquisition Corp., shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Acquisition Corp. hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time other wise have as a result of this Acquisition Corp. Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all SMT Guaranteed Obligations have been irrevocably paid in full in cash.

          15.08  Waiver.  (a)  Acquisition Corp. waives any right (except as
                 ------
shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against SMT, any other guarantor or any other party, (ii) proceed against or exhaust any security held from SMT, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Acquisition Corp. waives any defense based on or arising out of any defense of SMT, any other guarantor or any other party, other than payment in full of the SMT Guaranteed Obligations, based on or arising out of the disability of SMT, any other guarantor or any other party, or the unenforceability of the SMT Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of SMT other than payment in full of the SMT Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against SMT or any other party, or any security, without affecting or impairing in any way the liability of Acquisition Corp. hereunder except to the extent the SMT Guaranteed Obligations have been paid. Acquisition Corp. waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Acquisition Corp. against SMT or any other party or any security.

          (b) Acquisition Corp. waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional SMT Guaranteed Obligations. Acquisition Corp. assumes all responsibility for being and keeping itself informed of SMT's financial condition and assets, and of all other circumstances bearing upon the risk of non payment of the SMT Guaranteed Obligations and the nature, scope and extent of the risks which Acquisition Corp. assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Acquisition Corp. of information known to them regarding such circumstances or risks.

          15.09  Nature of Liability.  It is the desire and intent of
                 -------------------
Acquisition Corp. and the Guaranteed Creditors that this Acquisition Corp. Guaranty shall be enforced against Acquisition Corp. to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Acquisition Corp. under this Acquisition Corp. Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the SMT Guaranteed Obligations of Acquisition Corp. shall be deemed to be reduced and Acquisition Corp. shall pay the maximum amount of the SMT Guaranteed Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

                                 THREE RIVERS HOLDING CORP.
-------------------------

-------------------------
Telephone No.:
Facsimile No.:                   By
Attention:                          ----------------------------
                                       Title:


                                 THREE RIVERS ACQUISITION CORP.



                                 By
                                    ----------------------------
                                       Title:


                                 SMT HEALTH SERVICES INC.,


                                 By
                                    ----------------------------
                                       Title:


                                 BANKERS TRUST COMPANY,

                                   Individually and as Agent



                                 By
                                    ----------------------------
                                       Title:

                                                                      Schedule I
                                                                      ----------



                         LIST OF BANKS AND COMMITMENTS
                         -----------------------------

                          Term Loan    Revolving Loan
Bank                      Commitment     Commitment
----                     -----------     -----------
Bankers Trust Company    $50,000,000     $30,000,000
Total                    $50,000,000     $30,000,000

                                                                     Schedule II
                                                                     -----------


                                 BANK ADDRESSES
                                 --------------

Bank                         Address
----                         -------

Bankers Trust Company        One Bankers Trust Plaza
                             New York, New York 10006
                             Attention:  Gregory Shefrin
                             Telephone No.:  (212) 250-2500
                             Facsimile No.:  (212) 250-7218

                                                                    Schedule III
                                                                    ------------



                                REAL PROPERTIES
                                ---------------

                                                                     Schedule IV
                                                                     -----------



                             EXISTING INDEBTEDNESS
                             ---------------------

                                                                      Schedule V
                                                                      ----------


                                 PENSION PLANS
                                 -------------

                                                                     Schedule VI
                                                                     -----------



                              EXISTING INVESTMENTS
                              --------------------

                                                                    Schedule VII
                                                                    ------------


                                  SUBSIDIARIES
                                  ------------

                                                                   Schedule VIII
                                                                   -------------


                                   INSURANCE
                                   ---------

                                                                     Schedule IX
                                                                     -----------


                                 EXISTING LIENS
                                 --------------


Filing                                        File     Original     Description
Location      Debtor     Secured Party       Number   File Date    of Collateral
---------     ------     -------------       ------   ---------    -------------





